                                                                   EXHIBIT 10.31

                              ASSIGNMENT OF LEASE
                              -------------------


Recitals
--------
Section 1.    Effective Date of Assignment
Section 2.    Assignment
Section 3.    Assumption of Lease Obligations/Indemnity
Section 4.    Covenants
Section 5.    Sublease Cash Security Deposit/Letter of Credit
Section 6.    Brokers
Section 7.    Condition of Premises
Section 8.    Successors and Assigns
Section 9.    Governing Law
Section 10.   Attorneys' Fees
Section 11.   Counterparts

Exhibit A.    Master Lease
Exhibit B.    Sublease

     This Assignment of Lease ("Assignment") is made to be effective as of the Effective Date (as defined below) between beyond.com, a Delaware corporation ("Assignor"), and Interwoven, Inc., a California corporation ("Assignee").

                                   Recitals
                                   --------

     A. SUNNYVALE PARTNERS LIMITED PARTNERSHIP, an Illinois limited partnership, as landlord ("Landlord"), and FIRST DATA MERCHANT SERVICES CORPORATION as tenant ("Tenant"), entered into a lease, made as of March 18, 1997 ("Master Lease"), with respect to premises described in the Master Lease and commonly known as 1195 West Fremont Boulevard, Sunnyvale, California ("Master Premises").

     B. A copy of the Master Lease (with certain confidential economic details deleted) is attached to this Assignment as Exhibit A.

     C. Tenant, as sublessor ("Sublessor"), subleased a portion of the Premises (the "Subleased Premises") to Software.Net Corporation (whose name was changed to beyond.com), as sublessee, by means of a an undated Sublease, (the "Sublease").

     D.   A copy of the Sublease is attached to this Assignment as Exhibit B.

     E. Interwoven occupies the balance of the Master Premises pursuant to a Sub-Sublease with Tenant. Interwoven is familiar with the Landlord, Sublessor, the building in which the Subleased Premises are located and the operation of the Master Premises.

     F. beyond.com desires to assign to Interwoven, and Interwoven desires to receive an assignment from beyond.com, all of the Subleased Premises which is identified in the Sublease ("Subleased Premises"). From and after the Effective Date, Interwoven shall be responsible for and shall assume all obligations of beyond.com under the Sublease accruing on or after the Effective Date.

     G. The assignment of the Subleased Premises is conditioned upon Landlord and Sublessor both consenting to the terms and conditions of this Assignment.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

                   Section 1.  Effective Date of Assignment
                   ----------------------------------------

     This Assignment shall become effective upon the first day ("Effective Date") on which each of the following have occurred: (i) this Assignment has been executed by Assignor and by Assignee, and each has received a copy executed by the other party; (ii) Assignee has delivered to Assignor $297,454.50 in cash in the form of a certified bank check as described in clause 5(a); (iii) Assignee's letter of credit in the amount of $297,454.50 as called for in
Section 5 has been issued with Sublessor as beneficiary; (iv) Sublessor has released Assignor's letter of credit, as described in clause 5(b); (v) Sublessor and Master Landlord have consented in writing to this Assignment with no additions, deletions or amendments; (vi) Assignee has executed the Bill of Sale for certain personal property and delivered to Assignor the sum of $288,000, by certified bank check, pursuant to the Bill of Sale; (vii) Assignee has delivered to Sublessor insurance certificates evidencing all insurance required under the Sublease, in form acceptable to Sublessor, and (viii) Assignor has tendered possession of the Subleased Premises to Assignee. If all of the above have not occurred on or before November 22, 1999, this Assignment shall automatically terminate and be of no further force and effect. Assignor and Assignee shall execute a certificate certifying the date that all conditions have been met.

                            Section 2.  Assignment
                            ----------------------

     As of the Effective Date, Assignor hereby assigns and transfers to Assignee all of Assignor's right, title, and interest in the Sublease and Assignee hereby accepts from Assignor all of Assignor's right, title, and interest, subject to the terms and conditions set forth in this Assignment. As of the Effective Date. Assignor releases all right, title and interest it has or may have with respect to the cash security deposit provided for in Section 30 of the Sublease.

             Section 3.  Assumption of Lease Obligations/Indemnity
             -----------------------------------------------------

     Effective as of the Effective Date, Assignee assumes and agrees to perform and fulfill all the terms, covenants, conditions, and obligations accruing on or after the Effective Date and required to be performed and fulfilled by Assignor as sublessee under the Sublease, including the making of all payments due to Sublessor under the Sublease or payable by Assignor as Sublessee under the Sublease, all as they become due and payable. Assignee shall indemnify, defend and hold harmless Assignor from and against any and all claims, costs, expenses, liabilities, obligations and damages of any nature whatsoever arising from Assignee's default under the Sublease (collectively "Claims"). Without limiting the foregoing, if any Claim is made against Assignor, Assignee shall defend Assignor with counsel reasonably acceptable to Assignor.

                             Section 4.  Covenants
                             ---------------------

     (a) Assignor covenants as follows: (i) that the copy of the Sublease attached as Exhibit B is a true and accurate copy of the Sublease as of the Effective Date and that there exists no other agreement affecting Assignor's tenancy under the Sublease; (ii) the copy of the Master Lease attached as Exhibit A, to the best of Assignor's knowledge, is a true and accurate copy of the Master Lease as of the Effective Date; and (iii) the Sublease is in full effect and, to the best of Assignor's knowledge, no defaults exist under the Sublease, nor any acts or events which, with the passage of time or the giving of notice or both, could become defaults.

     (b) Assignee covenants as follows: (i) that it has read the Master Lease attached hereto and the Sublease; and (ii) that as of the Effective Date it shall have made such investigations of the Subleased Premises as it deems necessary to determine that the Subleased Premises are acceptable to it.

          Section 5.  Sublease Cash Security Deposit/Letter of Credit
          -----------------------------------------------------------

     (a) On or before the Effective Date, Assignee shall pay Assignor $297,454.50 in cash in the form of a certified bank check in exchange for Assignor's assignment to Assignee of all of Assignor's right, title and interest in the $297,454.50 cash security deposit provided for in Section 30 of the Sublease ("Sublease Security Deposit").

     (b) On or before the Effective Date, Assignee shall deliver to Sublessor $297,454.50 in the form of an irrevocable letter of credit (the "Letter of Credit Security Deposit") issued by a bank acceptable to Sublessor and in form and substance acceptable to Sublessor (the "Letter of Credit") and otherwise in full compliance with Section 30 of the Sublease. Concurrently with the delivery to Sublessor of Assignee's Letter of Credit Security Deposit, Sublessor shall cause Assignor's letter of credit (which Sublessor currently holds as security under Section 30 of the Sublease) to be released provided, however, no such release shall occur unless and until Sublessor has received and approved Assignee's Letter of Credit Security Deposit. The release by Sublessor of beyond.com's letter of credit on or before November 22, 1999 shall be a condition to the effectiveness of Assignor's assignment hereunder. If Assignor's letter of credit is not released on or before such date, on twenty-four hours written notice Assignor may rescind this Assignment at any time until its letter of credit is released.

                              Section 6.  Brokers
                              -------------------

     Assignor and Assignee acknowledge that no real estate broker brought about this assignment transaction. Each party hereby agrees to indemnify the other party against claims of any person claiming by, through or under the first party in connection with this assignment transaction.

                       Section 7.  Condition of Premises
                       ---------------------------------

     Assignor makes no representations or warranties with regard to the conditions of the Subleased Premises. Assignee is in occupancy of the building in which the Subleased Premises are located and is familiar with the building systems that service the building and with the custom and practice of Sublessor. Assignee may investigate the Subleased Premises and all parts thereof prior to signing this Assignment. To the best of beyond.com's knowledge, without investigation, beyond.com has received no notice that the Subleased Premises are in violation of any ordinance, rule, code or regulation of any governmental agency.

                      Section 8.  Successors and Assigns
                      ----------------------------------

     This Assignment shall be binding on and inure to the benefit of the parties to it, their successors-in-interest, and assigns.

                           Section 9.  Governing Law
                           -------------------------

     This Assignment shall be governed by and construed in accordance with California law.

                         Section 10.  Attorneys' Fees
                         ----------------------------

     If either party commences an action against the other in connection with this Assignment, the Sublease, for indemnity or any matter related thereto, the prevailing party will be entitled to recover costs of suit and reasonable attorneys' fees.

                           Section 11.  Counterparts
                           -------------------------

     This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     The parties have executed this Assignment as of the date first above written.

                             Assignor:  beyond.com, a Delaware corporation

                                        By:     /s/ Garry Stuib
                                                -------------------------

                                        Title:  Director of HR
                                                -------------------------

                             Assignee:  Interwoven, Inc., a Delaware corporation

                                        By:     David M. Allen
                                                -------------------------

                                        Title:  V.P. & CFO
                                                -------------------------

                          Consent of Master Landlord
                          --------------------------

     First Data Merchant Services Corporation ("First Data"), Tenant under the Master Lease and Sublandlord under the Sublease and Sunnyvale Partners Limited Partnership ("Sunnyvale Partners"), Landlord under the Master Lease, hereby consent to this Assignment of the Sublease to Assignee and Sunnyvale Partners confirms that the consent given hereby satisfies the requirements for giving consent as set forth in the Master Lease regarding this Assignment and First Data confirms that the consent given hereby satisfies the requirements for giving consent as set forth in the Sublease regarding this Assignment. However, Assignor and Assignee remain otherwise subject to all terms and conditions of
Section 18 of the Sublease as set forth in the Master Lease. By so consenting to the Assignment of the Sublease, Sunnyvale Partners and First Data do not hereby consent to become a party to the Assignment. If the Master Lease is terminated prior to the termination of the Sublease, the Sublease shall terminate simultaneously therewith and Assignee's rights to possess to any portion of the Subleased Premises arise solely from the provisions of the Sublease and neither the Sublease nor this consent shall be deemed as granting Assignee any greater tenancy rights than Subtenant under the Sublease. Nothing in this Consent or the Assignment shall be deemed to be either (i) a modification of or an amendment to the Sublease or Master Lease; or (ii) a release of beyond.com from its obligations under the Sublease or a modification of any of beyond.com's obligations under the Sublease. First Data hereby consents to the right of beyond.com to cure any defaults by Assignee under the Sublease provided such defaults are cured within the time periods set forth in the Sublease. Notwithstanding any provision to the contrary in this Consent, nothing contained herein shall operate as a consent to or approval or ratification by First Data or Sunnyvale Partners of any of the provisions of the Assignment or as a representation or warranty by First Data or Sunnyvale Partners, and neither First Data nor Sunnyvale Partners shall be bound or estopped in any way by the provisions of the Assignment. In addition, nothing herein shall be construed to waive any future or present breach or default on the part of beyond.com under the Sublease.

                                      Sunnyvale Partners

                                      Sunnyvale Partners Limited Partnership,
                                      a California limited partnership

                                      By:     /s/ James Small
                                              --------------------------------
                                      Title:  General Partner

                                      First Data Merchant Services Corporation, a Florida corporation

                                      By:     /s/ David Schlapbach
                                              --------------------------------
                                      Title:
                                              --------------------------------

                                                                       EXHIBIT A

                         BUILD-TO-SUIT LEASE AGREEMENT
                         -----------------------------



               Landlord:  SUNNYVALE PARTNERS LIMITED PARTNERSHIP


               Tenant:  FIRST DATA MERCHANT SERVICES CORPORATION



                                March 18, 1997

                                                                       EXHIBIT A

                               TABLE OF CONTENTS


 1.  Description...........................................................   1

 2.  Term and Occupancy....................................................   1

 3.  Rent..................................................................   2

 4.  Construction..........................................................   3

 5.  Use...................................................................   7

 6.  Condition of demised Premises.........................................   8

 7.  Maintenance and Repairs...............................................   8

 8.  Alterations...........................................................   9

 9.  Signs.................................................................  11

10.  Services..............................................................  11

11.  Compliance with Law...................................................  12

12.  Landlord's Title, Authority, and Quiet Enjoyment; Tenant's Authority..  13

13.  Subordination.........................................................  13

14.  Assignment and Sublease...............................................  14

15.  Lease Extension.......................................................  15

16.  Impositions...........................................................  16

17.  Insurance.............................................................  18

18.  Destruction and Restoration...........................................  20

19.  Condemnation..........................................................  22

20.  Default by Tenant.....................................................  26

21.  Landlord's Remedies...................................................  27

22.  Default by Landlord...................................................  28

23.  Tenant's Remedies.....................................................  28

                                                                       EXHIBIT A

24.  Delivery of Executed Lease............................................  29

25.  Termination...........................................................  29

26.  Notices...............................................................  29

27.  Brokerage.............................................................  30

28.  Estoppel..............................................................  30

29.  Hazardous Substances..................................................  30

30.  Holdover..............................................................  32

31.  Surrender.............................................................  32

32.  Liens.................................................................  33

33.  Interest; Late Charge.................................................  34

34.  Inspections...........................................................  34

35.  Transfer of Landlord's Interest.......................................  34

36.  Indemnity.............................................................  35

37.  Modifications of Lease................................................  35

38.  Memorandum of Lease...................................................  36

39.  Paragraph Captions....................................................  36

40   Entire Agreement......................................................  36

41.  Choice of Law and Interpretation......................................  36

42.  Prevailing Party......................................................  36

43.  Exhibits..............................................................  36

44.  Guarantee.............................................................  37

45.  Independent Covenants.................................................  37

46.  Entry by Landlord.....................................................  37

47.  [Deleted by intent of parties.].......................................  37

48.  Survival of Obligations...............................................  37

49.  Lease Subject to Landlord's Acquisition of Demised Premises...........  38

50.  Americans With Disabilities Act.......................................  38

51.  Reports by Tenant.....................................................  39

52.  Option to Purchase....................................................  39

53.  No Third Party Beneficiaries..........................................  41

54.  Counterparts..........................................................  41

55.  Consents and Approvals................................................  41

56.  Limitation on Damages.................................................  41

57.  Tenant's Property.....................................................  41

Exhibit A      -      Legal Description

Exhibit B      -      Site Plan

Exhibit C      -      Plans

Exhibit C-1    -      Construction Schedule

Exhibit D      -      Schedule of Rents

Exhibit E      -      Lease Term Agreement

Exhibit F      -      Memorandum of Lease

Exhibit G      -      Landlord's Development Costs

Exhibit H      -      Permitted Exceptions

Exhibit I      -      Escrow Agreement

THIS BUILD-TO-SUIT LEASE AGREEMENT (this "Lease") is made as of the 18th day of March, 1997 (the "date hereof") between SUNNYVALE PARTNERS LIMITED PARTNERSHIP, an Illinois limited partnership, having its principal office at c/o Ridge Sunnyvale, Inc., c/o Ridge Capital Corporation, 257 East Main Street, Barrington, Illinois 60010 (hereinafter referred to as "Landlord"), and FIRST DATA MERCHANT SERVICES CORPORATION, having its principal office at 5660 New Northside Drive, Suite 1400, Atlanta, Georgia 30328 (hereinafter referred to as "Tenant").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     Landlord, for and in consideration of the rents, covenants and agreements hereinafter set forth on the part of Tenant to be paid, kept, observed and performed does hereby lease unto Tenant, and Tenant does hereby take subject to the conditions herein expressed, all that parcel of land situated in the City of Sunnyvale, County of Santa Clara, State of California and legally described on Exhibit A attached hereto and made a part hereof (the "Land"), together with all improvements located and to be constructed thereon by Landlord, which are hereinafter called "Landlord's Improvements." Landlord's Improvements and all improvements, machinery, building equipment, fixtures and other property of Landlord, real, personal or mixed (except Tenant's trade fixtures and any other property of Tenant), installed or located thereon, together with all additions, alterations and replacements thereof are collectively referred to herein as the "Improvements." The Land and the Improvements are sometimes hereinafter collectively referred to as the "Demised Premises". The structure located upon and being a part of the Demised Premises which is constructed to be used as a two story office building containing approximately 80,000 "useable square feet" (as defined in Paragraph 4 below) is hereinafter referred to as the "Building".

     1. Description. Landlord will cause Landlord's Improvements (including the Building and other site improvements depicted on the Site Plan attached hereto and made a part hereof as Exhibit B) to be constructed in substantial accordance with the plans and specifications enumerate on Exhibit C (the "Plans"). Landlord agrees that Landlord shall not make any modifications or changes to the Plans without Tenant's prior written consent. Landlord further agrees to make any changes to the Plans requested by Tenant in writing and if the change requested by Tenant increases or decreases the cost of the Demised Premises, the Base Rent provided for herein shall be adjusted in accordance with the provisions of the formula provided on Exhibit D.

     2. Terms and Occupancy. A. The term of this Lease shall commence on the Construction Completion Date, as provided in Paragraph 4 below (hereinafter referred to as the "Commencement Date"), and shall end on the date which is the last day of the month that includes the twelfth (12th) anniversary of the Commencement Date (hereinafter referred to as the "Expiration Date"), unless the term be extended or earlier terminated as provided herein.

     Landlord shall notify Tenant of the anticipated Construction Completion Date. Landlord agrees to notify Tenant promptly from time to time of any changes in the anticipated Construction Completion Date. Tenant shall have the right to enter the Demised Premises during the approximately ninety (90) day period preceding the Construction Completion Date for the purpose of installing its equipment and Tenant does hereby agree to assume all risk of loss or damage to such equipment, and to indemnify, defend, and hold harmless Landlord from and against any loss or damage to such equipment and all liability, loss or damage arising from any injury to the property of Landlord, or its contractors, subcontractors or materialmen, and any death or personal injury to any person or persons arising out of such installation. Landlord agrees to cooperate with Tenant so that Tenant's contractors and tradespeople will be permitted to reasonably perform their work without material interference. Tenant agrees to cooperate with Landlord so that Landlord's contractors and tradespeople will be permitted to reasonably perform their work without material interference.

     B. Notwithstanding anything else in this Lease to the contrary, Tenant shall have the right to terminate this Lease as of the end of the eighth (8th) Lease Year (the "Early Termination Date") provided that Tenant shall (a) notify Landlord in writing of its election to terminate at least one (1) year prior to the Early Termination Date, and (b) pay to the Landlord, concurrently with the notification to Landlord hereunder, a termination fee by certified or cashier's check or wire transfer of available funds ("Termination Amount") equal to the discounted present value (using Landlord's financing interest rate) amount needed to reduce the remaining unamortized principal balance due on the indebtedness originally incurred by Landlord to finance the Landlord's Development Costs (as defined in Paragraph 19F) to [deleted text]. If Tenant gives such notice as required hereunder and pays the Termination Amount concurrently therewith, this Lease shall be deemed terminated as to all rights or obligations hereunder (except such rights and obligations as Landlord and Tenant would otherwise have upon normal expiration of the term of this Lease). Any such notice hereunder, not accompanied by the Termination Amount as provided hereinabove, shall be deemed invalid and of no force or effect. Upon Landlord's closing on the permanent loan for the financing of the Landlord's Development Costs, Landlord shall provide to Tenant a copy of the twenty (20) year permanent loan amortization (the "Loan Amortization"), which shall include the principal amount that will be due at the end of the eighth (8th) Lease Year.

     Tenant shall have the right to pay the Termination Amount to any mortgagee of the Demised Premises or other person with a lien on the Demised Premises or the rents derived therefrom, but Tenant shall have no such obligation to do so unless such obligation is specifically set forth in a non-disturbance or other agreement between Tenant and such mortgagee or other lienholder. Notwithstanding the foregoing, Tenant acknowledges and agrees that any payment to any such mortgagee or other lienholder shall only be effectuated by a two-party or two-payee certified or cashier's check, made payable to both Landlord and any such mortgagee or other lienholder.

     3. Rent. The annual base rental ("Base Rent") shall be calculated in accordance with the provisions set forth on the Schedule of Rents attached hereto and made a part hereof as Exhibit D. Base Rent shall be paid monthly, in advance, in equal installments, without offset or deduction by wire transfer in accordance with separate instruction given by Landlord to Tenant, on the Commencement Date and on the first day of each month thereafter during the term hereof; provided however, that if the term of this Lease shall commence on a date other than the first day of a calendar month or end on a date other than the last day of a calendar month (i) the first and last month's Base Rent shall be prorated based upon the ratio that the number of days in the term within such month bears to the total number of days in such month, and (ii) Base Rent reserved for the calendar month of any scheduled rent escalation shall be equitably adjusted upon due consideration of the number of days in such month falling within the preceding Lease Year (as herein defined) and the number of days in such month falling within the current Lease Year. For purposes of this Lease, the term "Lease Year" shall mean the 12-month period commencing on the Commencement Date and each 12-month period thereafter during the term of this Lease (and any renewal or extension thereof), provided that, if the Commencement Date is not the first day of a calendar month, the first "Lease Year" shall be the period commencing on the Commencement Date and ending on the last day of the twelfth (12th) full calendar month following the Commencement Date and all Base Rent payable for the month in which the Commencement Date occurs shall be paid on the first day of the following calendar month. Notwithstanding the foregoing, on or prior to the date of closing under the Sale Agreement (as defined herein), Tenant shall also deposit into escrow with First American Title Guaranty Company the sum of Two Million Dollars ($2,000,000.00) to cover a portion of the Landlord's Development Costs which shall be disbursed in accordance with the Escrow Agreement attached hereto as Exhibit I.

     4.  Construction.

     A. Landlord agrees, at Landlord's sole cost and expense, to cause construction of Landlord's Improvements in accordance with the following schedule:

          (a) Landlord shall use all reasonable efforts to commence the Site Preparation Phase (as defined in that certain Real Estate Purchase and Sale Agreement and Joint Escrow Instructions dated March 18, 1997 (the "Sale Agreement") between Regis Homes of Northern California, Inc. and Landlord) as soon as possible following the date Landlord acquires the Land and in any event on or before the date four (4) business days following the date Landlord acquires the Land (the "Estimated Construction Commencement Date"), in accordance with the Plans and in accordance with the construction schedule attached hereto as Exhibit C-1 (the "Construction Schedule") and shall diligently pursue construction in an effort to complete Landlord's Improvements on or before the Estimated Construction Completion Date (as herein defined); provided, however, if delay is caused or contributed to by act or neglect of Tenant, or those acting for or under Tenant including, without limitation, changes ordered by Tenant, or delays caused by labor disputes, casualties, acts of God or the public enemy, governmental embargo restrictions, shortages of fuel, labor, or building materials, action or non-action of public utilities, or of local, State or Federal governments affecting the work, or other similar causes beyond the Landlord's reasonable control, then the time of commencement of said construction shall be extended for the additional time caused by such delay (such delays are each hereinafter referred to as an "excused delay"). The date on which Landlord actually commences construction of Landlord's Improvements shall be referred to as the "Construction Commencement Date."

          (b) Landlord shall use all reasonable efforts to substantially complete construction of Landlord's Improvements as soon as possible following the Construction Completion Date in accordance with the Construction Schedule attached hereto as Exhibit C-1, as may be extended by excused delays (the

     "Estimated Construction Completion Date"). The date on which Landlord substantially completes construction of Landlord's Improvements (except for work to be performed by Tenant) shall be referred to as the "Construction Completion Date." Landlord acknowledges that Tenant will suffer significant damages if Landlord fails to deliver the Demised Premises on or before the Estimated Construction Completion Date and that time is of the essence with respect to Landlord's completion of the Landlord's Improvements as required herein. If Landlord fails to cause the Landlord's Improvements to be substantially completed on or before the Estimated Construction Completion Date, as said date may be extended from time to time due to excused delays, Landlord shall be obligated to pay to Tenant the following sums for each day after the Estimated Construction Completion Date until the Construction Completion Date up to the maximum of sixty-five (65) days of delay and thereafter, Landlord shall be liable for Tenant's actual damages for the delay (which shall include Tenant's actual costs incurred in connection with holding over at its present location and/or renting reasonably acceptable substitute space): (a) for the first thirty (30) days of delay, the sum of One Thousand Dollars ($1,000.00) per day for each calendar day of delay; (b) for the thirty-first (31st) day through the sixtieth (60th) day of delay, the sum of Two Thousand Five Hundred Dollars ($2,500.00) per day for each calendar day of delay; and (c) for the sixty-first (61st) day through the sixty-fifth (65th) day of delay, the sum of Seven Thousand Five Hundred Dollars ($7,500.00) per day for each calendar day of delay. Notwithstanding the foregoing, in no event shall Landlord be liable to Tenant for any punitive, special, incidental, indirect or consequential damages of any kind whatsoever, each of which is hereby excluded by agreement of the parties regardless of whether or not any party has been advised of the possibility of such damages. Landlord shall pay the sums calculated above (other than actual damages accrued after the 95th day of delay) within thirty (30) days after the Commencement Date. In connection with the foregoing, Landlord agrees to deposit into escrow for the benefit of Tenant all damages received from Regis Contractors of Northern California, L.P. pursuant to Section 1.7 of that certain Construction Management Agreement dated March 18, 1997. Tenant agrees to deliver to Landlord an accounting of Tenant's actual damages upon request.

     B. Tenant or its architect will from time to time upon written request of Landlord or Landlord's construction lender certify that the construction of Landlord's Improvements has been completed to that point to the reasonable satisfaction of Tenant. Notwithstanding the foregoing, nothing contained herein shall be deemed to abrogate, waive or compromise any of Tenant's rights hereunder with respect to the construction and completion of Landlord's Improvements.

     C. In the event this Lease has not been terminated pursuant to Paragraph 49 of the Lease, Landlord and Tenant promptly shall execute a document substantially in the form attached hereto as Exhibit E and made a part hereof, to establish the Commencement Date and the Expiration Date.

     D.  The following phrases have the meanings set forth below:

          (a) The phrase "commence[d][s] construction of Landlord's Improvements" as used herein means issuance of all necessary permits needed to commence construction, a building permit, execution of a construction contract or contracts for the completion of Landlord's Improvements in accordance with the Plans, execution of this Lease, and excavation work has commenced.

          (b) The phrase "substantial[ly] complete[ed] [ion] [of] construction of Landlord's Improvements as used in this Lease shall mean the municipality having jurisdiction thereof issues a certificate of occupancy permitting Tenant to occupy Landlord's Improvements or takes such other action as may be customary to permit occupancy or use thereof for the purposes provided herein and Landlord's Improvements are otherwise ready for beneficial use and occupancy by Tenant subject to completion of any punchlist items (as defined herein) by Landlord and Landlord's architect certified to Tenant in writing that Landlord's Improvements have been constructed and completed in a good and workmanlike manner in substantial accordance with the Plans and that to the best of its knowledge the Plans comply with applicable laws, including without limitation all building codes, zoning ordinances and regulations and the Act (as defined herein) and Landlord's Improvements are otherwise ready for beneficial use and occupancy by Tenant subject to completion of any punchlist items by Landlord; provided, however, the issuance of a certificate of occupancy or such other action as may be customary to permit occupancy or use thereof and the issuance of the architect's certificate shall not be a condition to payment of rent or commencement of the term if failure to secure such certificate of occupancy or action or architect's certificate is caused by the act or neglect of Tenant or if matters required for issuance are the responsibility of Tenant.

          (c) The phrase "usable square feet" means the square feet contained within the inside of the exterior walls of the Building.

     E. Within fifteen (15) days after the Construction Completion Date, Tenant, Landlord and Landlord's Architect shall prepare and execute a punchlist (the "punchlist") of incomplete and incorrect items which shall include details of construction and mechanical and electrical adjustments which are minor in character and do not materially interfere with Tenant's use or enjoyment of the Demised Premises in accordance with the provisions of this Lease, and may also include landscaping and other items which do not materially affect Tenant's use of the Demised Premises but which cannot be immediately completed because of weather, or any items listed on the Plans or the Construction Schedule as items to be completed after substantial completion of the Landlord's Improvements, if any (such items are sometimes hereinafter referred to as "punchlist items"). Landlord shall use all reasonable efforts to complete the punchlist items as soon as possible after its receipt of the punchlist, and to minimize disruption of Tenant's business and other inconveniences to Tenant, subject to excused delays. If Landlord fails to complete the punchlist items within ninety (90) days after the receipt by Landlord of the completed punchlist by Tenant, subject to excused delays, then Tenant shall have the right, but not the obligation, to complete the punchlist items and the Landlord shall reimburse Tenant for its reasonable out-of-pocket expenditures in connection therewith upon presentation of invoices in sufficient detail and upon waivers covering performance of the work. Nothing herein contained shall be deemed or construed to permit Tenant to offset against Base Rent or other charges payable by Tenant hereunder. Landlord shall deliver to Tenant "as built" working drawings of the Landlord's Improvements within sixty (60) days after completion of the punchlist items.

     Landlord shall maintain a retainage of a minimum of ten percent (10%) of the cost of the so-called tenant improvement portion of the Landlord Improvements (the "TI Work") or, based on an estimated approximate cost of for the TI Work. The aforementioned retainage shall not be released until the punchlist items for TI Work have been completed to Tenant's reasonable satisfaction.

     F. Landlord shall at its own expense correct or repair any parts of Landlord's Improvements that fail to conform with the requirements of the Plans during the period of construction of Landlord's Improvements (unless Tenant is willing to accept such non-conforming work and so notifies Landlord thereof in writing). Landlord shall correct any defects in the construction of Landlord's Improvements not caused by Tenant which appear within a period of one (1) year from the Construction Completion Date, but not otherwise. Landlord shall obtain for the joint benefit of Landlord and Tenant, a joint, non-exclusive assignment of all contractor, subcontractor, equipment, material and manufacturers' warranties relating to the Landlord's Improvements which shall contain a minimum of a one (1) year warranty period commencing with the contractors' or subcontractors' completion of the work included in Landlord's Improvements (the "Warranties"). Furthermore, on the Construction Completion Date, Landlord shall assign to Tenant the non-exclusive right to enforce any and all Warranties and Landlord agrees to reasonably cooperate with Tenant's pursuit of any and all claims under the Warranties.

     G. Tenant shall have the right to request that changes be made to the Plans. Within ten (10) days after Tenant's requests, Landlord shall provide an estimate of the amount that the change will increase or decrease the cost of completing the Landlord's Improvements and the time adjustment to the Construction Schedule, if any. If Tenant approves the change following receipt of the estimates, Landlord shall submit a change order to its contractors to implement the change requested by Tenant. The estimated increase or decrease in the time required to complete the Landlord's Improvements resulting from Tenant's change shall be reflected as an adjustment to the Construction Schedule and shall be deemed an "excused delay" and any net increase or decrease in Landlord's construction costs due to Tenant's change order, shall be borne by or credited to Tenant, as the case may be, by means of an adjustment to the Schedule of Rents in accordance with the formula established on Exhibit D.

     H. If due to change orders initiated by Tenant, Landlord's Development Costs exceed the amount of [deleted text] then concurrent with any such change order, Tenant agrees to deposit into the escrow created by the Escrow Agreement (as defined in Paragraph 3 hereof) the total amount of any such increase in Landlord's Development Costs in excess of [deleted text]. Notwithstanding the foregoing, upon the closing of the permanent financing for the Demised Premises occurring on or after the Commencement Date, Landlord shall reimburse Tenant for all such increased costs and the Base Rent shall be adjusted in accordance with the formula established on Exhibit D; provided, however, Base Rent shall not be adjusted until such time as Tenant is reimbursed hereunder.

     5.  Use.

     A. The Demised Premises shall be used and occupied for general office purposes and for any other purpose which does not violate any applicable law, rule, ordinance or regulation of any applicable government authority having jurisdiction ("Tenant's Use"). Landlord represents that, to its actual knowledge, the Demised Premises are currently zoned "O," Administrative-Professional District and R1.7/PD, low medium density residential district under the zoning ordinance of the City of Sunnyvale, California, which zoning classification, to Landlord's actual knowledge, will not restrict or limit Tenant's Use; provided, however, Landlord makes no representation as to whether a special use permit, zoning variance or comparable relief from the local zoning ordinance is required to conduct Tenant's Use, and if such special use, variance or comparable relief is required, Tenant shall obtain the same (at its sole cost and expense). Landlord further represents, to its actual knowledge without independent investigation or inquiry and subject to the foregoing proviso, that there are no other zoning ordinances or any other prohibitions restricting or limiting Tenant's Use in any material respect. In addition, Tenant may use all or any part of the Demised Premises for any lawful purpose then permitted by local zoning ordinances and the certificate of occupancy, if available; provided, however, Tenant may not use or occupy the Demised Premises, or knowingly permit the Demised Premises to be used or occupied (including without limitation subleasing the Demised Premises or any part thereof or assigning this Lease to any other party conducting a business other than Tenant's Use) or in such a manner as to cause the value or usefulness of the Demised Premises, or any part thereof, substantially to diminish (reasonable wear and tear excepted). Tenant shall have the exclusive right to use of and shall have full access to the Demised Premises twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days per year during the term.

     B. Tenant may, if Tenant so elects, and for Tenant's sole use, install and operate within the Building microwave ovens and install and operate within the Building vending machines to dispense hot and cold beverages, ice cream, candy, food and cigarettes; such machines shall be maintained in a neat and sanitary condition and shall comply with all applicable laws and ordinances. Tenant shall also have the right to use, install and operate within the Building, all telecommunication lines and other telecommunication and electronic facilities relating to services to be provided to Tenant and its subtenants and Landlord agrees to provide all necessary easements upon the Demised Premises reasonably required by said service provider. Upon termination of the Lease, and if so requested by Landlord, Tenant shall, at its sole cost and expense, in a good and workmanlike manner and in as expeditious a manner as possible, remove any or all such items from the Demised Premises, to the extent required by Landlord. Tenant further agrees to repair any damage to the Demised Premises caused by the removal of such items. In connection with any easements granted hereunder to service providers, Landlord reserves the right to condition any such grant upon receipt of acknowledgment from the relevant service provider(s) that such service provider agrees to vacate the easement, and relinquish all of its rights in the Demised Premises, effective upon the termination of the Lease. Notwithstanding anything contained herein to the contrary, if the Lease is in full force and effect as of the thirteenth (13th) anniversary of the Commencement Date and Tenant is not then in default hereunder, Landlord waives its rights hereunder to require Tenant to remove from the Demised Premises any or all of the items referred to above, upon termination of this Lease.

     6. Condition of Demised Premises. Landlord shall construct and Tenant shall reasonably accept Landlord's Improvements in accordance with the Plans. As of the Commencement Date, Landlord's Improvements shall be in good working order and condition and, subject to the items on or to be inserted on the punchlist, constructed in substantial accordance with the Plans.

     7.  Maintenance and Repairs.

     A. Except as otherwise provided herein, during the term of this Lease, Tenant shall, at Tenant's sole expense, keep the Demised Premises in good working order, condition and repair and in compliance with all applicable laws and shall perform all routine maintenance thereof and all necessary repairs thereto, interior and exterior, structural and nonstructural ordinary and extraordinary, foreseen or unforeseen, of every nature, kind and description. When used in this Paragraph 7, "repairs" shall include all necessary replacements, renewals, alterations, additions and betterments. If Tenant cannot keep the Demised Premises or any portion thereof in good working order, condition and repair, then Tenant shall replace the same in a first-class manner. Tenant shall comply with manufacturers' recommended schedules for warranty work. Tenant shall furnish its own cleaning services. All repairs and replacements made by Tenant shall be at least equal in quality to the original work and shall be made by Tenant in accordance with all applicable laws. The necessity for or adequacy of maintenance, repairs and replacements shall be measured by the standards which are appropriate for improvements of similar construction and class, provided that Tenant shall in any event make all repairs and replacements necessary to avoid any structural damage or other damage or injury to the Demised Premises.

     B. Notwithstanding the provisions of Paragraph 7.A., and Tenant's obligations to pay for all repairs, in the event that at any time during the term of this Lease after the expiration of the twentieth (20th) Lease Year (commencing with the Third Extension Term), Tenant reasonably determines that capital expenditures are required to be expended by Tenant in connection with maintaining,, repairing or replacing the roof or structural components of the Building, or replacing the parking areas, Building plumbing, electrical heating, ventilation, or cooling equipment, sprinkler systems, or making any other capital expenditure required by subsequent law (any such capital expenditure being herein referred to as a "Specified Capital Item"), then the Tenant shall submit to Landlord a proposed budget for such capital expenses for the Specified Capital Items and obtain Landlord's prior written approval thereof, which approval shall not be unreasonably withheld or delayed. Upon Tenant's obtaining Landlord's prior written approval of such Specified Capital Items and Tenant completing such work in accordance with the requirements set forth in this Lease then and in that event, the Landlord agrees that it shall reimburse Tenant for an amount ("Reimbursement Amount") equal to the actual costs incurred in connection with the Specified Capital Item previously approved by Landlord and multiplied by a fraction, the numerator of which is the portion of the useful life of such Specified Capital Items remaining after the then existing term and the denominator of which is the useful life of such Specified Capital Item (i.e., by way of example, in the event that the approved cost for an approved Specified Capital Item was One Thousand Dollars ($1,000) and the useful life of such Specified Capital Item was eight (8) years and such work was commenced at the end of the twentieth (20th) Lease Year, then in such event, Landlord should reimburse Tenant for Five Hundred Dollars ($500) as the Reimbursement Amount. The "useful life" of a Specified Capital Item shall be determined using the United States Internal Revenue Service standard depreciation schedule in effect on the date that the applicable capital expenditure is made. Notwithstanding anything contained herein to the contrary, in the event that the Tenant exercises its option to extend the term of the Lease, then simultaneous with the exercise of such renewal option, the Tenant shall pay to Landlord an amount equal to the difference between the Reimbursement Amount and the amount Landlord would have paid as a Reimbursement Amount had the term been extended by the Extension Term at the time such Specified Capital Item was commenced (i.e., by way of example, in the event that the Specified Capital Item was One Thousand Dollars ($1,000) and that the useful life of the Specified Capital Item was eight (8) years, with such work having been commenced at the end of the twentieth (20th) Lease Year, whereby Landlord reimbursed Tenant a Reimbursement Amount of Five Hundred Dollars ($500), then simultaneous with the exercise of its option to extend the Term for the Fourth Extension Term, the Tenant would pay to Landlord an amount equal to Five Hundred Dollars ($500)). The allocation of the costs of Specified Capital Items as set forth in this Paragraph 7.B. shall not relieve Tenant of Tenant's maintenance and repair obligation sunder this Lease.

     8. Alterations. Tenant may install tenant finishes in the Demised Premises and make interior alterations, additional installations, modifications, substitutions, improvements and decorations (collectively, "Alterations") in and to the Demised Premises, subject only to the following conditions:

          (i) any Alterations shall be made at Tenant's sole cost and expense so that the Demised Premises shall at all times be free of liens for labor and materials supplied to the Demised Premises;

          (ii) without the prior written approval of Landlord, Tenant shall make no Alterations (x) which are structural in nature or adversely affect in any way the structure of the Demised Premises; or (y) which adversely affect or could render void or invalidate any Warranties under this Lease. In addition, without the prior written approval of Landlord, Tenant shall make no Alterations to any portion of the exterior or elevation of the Building.

          (iii) any Alterations shall be performed in a good and workmanlike manner and in compliance with all applicable laws and requirements of governmental authorities having jurisdiction and applicable insurance requirements and shall not violate any term of any agreement or restriction to which the Demised Premises are subject;

          (iv) Tenant, at its sole cost and expense, shall cause its contractors to maintain builder's risk insurance and such other insurance (including, without limitation, workers compensation insurance) as is then customarily maintained for such work, all with insurers licensed by the State of California;

          (v) At least fifteen (15) days prior to Tenant's commencement of any Alterations costing in excess of One Million Dollars ($1,000,000.00), the plans and specifications therefor shall be submitted to Landlord for Landlord's review and approval, which approval shall not be unreasonably withheld or delayed provided that the provisions of this subparagraph (v) shall not apply to initial tenant improvements needed to locate a subtenant in the Demised Premises; and

          (vi) To the extent not inconsistent with the requirement set forth above, ten shall not be required to obtain Landlord's consent to Alterations which are a subtenant's initial tenant improvements.

     Any Alteration shall, when completed, be of such character as not to reduce the value or utility of the Demised Premises or the Building to which such Alteration is made below its value or utility to Landlord immediately before such Alteration, nor shall such Alteration alter the exterior of the Improvements or reduce the area or cubic content of the Building, nor change the character of the Demised Premises or the Building as to use without Landlord's express written consent.

     No change, alteration, restoration or new construction shall be in or connect the Improvements with any property, building or other improvement located outside the boundaries of the Land, nor shall the same obstruct or interfere with any existing easement.

     Tenant shall notify Landlord in writing 30 days prior to commencing any alterations, additions or improvements to the Demised Premises so that Landlord shall have the right to record and post notices of nonresponsibility on the Demised Premises. Within a reasonable time period prior to commencing the alterations, additions or improvements, ten shall provide Landlord with copies of all plans and specifications prepared in connection with any such alteration, addition or improvement, as well as copies of each material amendment and change thereto, if and when applicable.

     All of Tenant's generators and uninterruptible power supply equipment (but in no event including the primary HVAC system serving the Building), trade fixtures, movable partitions, furniture, machinery and furnishings installed by Tenant or assignees, subtenants or licensees of Tenant shall remain the property of the owner thereof with the right of removal, whether or not affixed and or attached to the real estate and the owner thereof shall be entitled to remove the same or any part thereof during the term or at the end of the term provided herein, provided that such owner shall repair any damage caused by such removal. Except as otherwise provided herein, all Alterations made or installed by Tenant shall remain the Property of Tenant and Tenant shall have the right to remove the Alterations at any time during the term hereof provided Tenant shall repair any damage resulting therefrom and leave the Demised Premises in a commercially reasonable condition. Notwithstanding the foregoing, any Alterations remaining on the Demised Premises at the end of the term shall become the property of the Landlord without payment therefor by Landlord, and shall be surrendered to Landlord at the expiration of the term of this Lease; provided however, if the Lease term ends prior to the thirteenth (13th) anniversary of the Lease Commencement Date, if so requested by Landlord, Tenant shall, at its sole cost and expense and in as expeditious a manner as possible remove any or all of such Alterations from the Demised Premises, to the extent required by Landlord. Tenant further agrees to repair any damage resulting therefrom and leave the Demised Premises in a commercially reasonable condition.

     9.  Signs.

     A. Tenant may install, at its expense and pursuant to the Plans, a monument identification sign containing Tenant's name at a location depicted on Exhibit B unless such location would cause a violation of applicable laws in which event said monument identification sign shall be moved to a location mutually acceptable to the parties. Tenant shall also have the right to place any additional signs at the Demised Premises without the prior consent of Landlord, provided that such sign or signs (a) do not cause any structural damage or other damage to the Building; (b) do not violate applicable governmental laws, ordinances, rules or regulations; (c) do not violate any existing restrictions affecting the Demised Premises; and (d) are compatible with the architecture of the Building and the landscaped area adjacent thereto. Tenant shall remove all signage from the Demised Premises at the end of the term.

     B. Landlord may place signs on the Demised Premises identifying Tenant prior to the Construction Completion Date, provided Tenant has approved each sign, such approval not to be unreasonably withheld.

     10.  Services.

     A. Landlord shall provide all utility equipment, distribution systems, fixtures and parts to the Demised Premises in accordance with the Plans, and shall in all other respects prepare the Demised Premises to accept all utilities to be used by Tenant during the term of the Lease as contemplated by the Plans including all connection, tap-in and impact fees, any charges for the underground installation of electric, gas or other utilities or services, and other charges relating to the extension of or change in the facilities necessary to provide the Demised Premises with adequate utilities services. Tenant shall contract for and pay directly or the cost of usage of all utilities including all charges for water, heat, gas, light, garbage, electricity, telephone, sewage, steam, power or other public or private utility services. If after Landlord's installation of the utility systems required to be provided herein, any bond, charge or fee is required by the state in which the Demised Premises are located, or any city or other agency, subdivision, or instrumentality thereof, or by any utility company furnishing services or utilities to the Demised Premises, as a condition precedent to continuing to furnish utilities or services to the Demised Premises, such bond, charge or fee shall be deemed to be a utility charge payable by Tenant. To the extent existing utility easements on the Demised Premises are not sufficient to provide utility and communication services to the Demised Premises for Tenant's use, Landlord agrees to grant additional easements to utility providers, including telecommunication and electronic service providers, if reasonably required by Tenant.

     B. The Demised Premises shall include all of the improvements shown on the Site Plan, including, without limitation, exclusive use of the paved parking as set forth on the Site Plan.

     C. Tenant acknowledges that any one or more of the services provided for in Paragraph 10 hereof may be interrupted or suspended by reason of accident, repair, alterations or improvements necessary to be made, strike, lockout, misuse or neglect by Tenant or Tenant's agents, employees or invitees, or by shortages of fuel or other energy supplies to be provided by public or private utilities or supplies or by other matters, and Landlord shall not be liable to

Tenant therefore, nor shall Tenant have any right to terminate the Lease or other rights against Landlord in the event of a failure, interruption or suspension of any of the aforesaid services.

     11.  Compliance with Law.

     A. Landlord covenants that the Demised Premises (except trade fixtures, equipment, machinery or any other item constructed or installed by Tenant) will materially conform as of the Commencement Date to any applicable laws, orders, statutes, ordinances, rules, regulations and requirements of federal, state and municipal governments, including, without limitation, all applicable rules and regulations of the Board of Fire Underwriters and any requirements of the certificate of occupancy or any permit with respect to the Demised Premises and the sidewalks, curbs, roadways, alleys, entrances or other facilities adjacent or appurtenant thereto. Landlord shall be responsible for procuring building and other permits and licenses necessary for construction of Landlord's Improvements.

     B. Tenant shall throughout the term of this Lease, at ten's sole cost, materially comply with or remove or cure any violation of any applicable laws, orders, statutes, ordinances, rules, regulations and requirements of federal, state and municipal governments, including, without limitation, any applicable laws, orders, statutes, ordinances, rules, regulations and requirements of any federal, state or local government relating to occupational safety and health (collectively, the "OSHA Regulations"), all applicable rules and regulations of the Board of Fire Underwriters and any requirements of the certificate of occupancy or any permit with respect to the Demised Premises and the sidewalks, curbs, roadways, alleys, entrances or railroad track facilities adjacent or appurtenant thereto, and whether the compliance, curing or removal of any such violation and the costs and expenses necessitated thereby shall have been foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Landlord or Tenant or shall involve any change of governmental policy, or require structural or extraordinary repairs, alterations or additions by Tenant and irrespective of the costs thereof; provided, however, that Landlord shall be responsible, at Landlord's sole cost, to make all repairs needed for the Demised Premises to comply with all laws if said repair is required within one (1) years after the Commencement Date and is necessary due to a defect in the construction of the Landlord's Improvements including without limitation, a failure to construct the Landlord's Improvements so that the Demised Premises are in compliance with all laws as of the Commencement Date. Tenant, at its sole cost and expense, shall comply with all agreements, contracts, easements, restrictions, reservations or covenants, if any, affecting the Demised Premises or hereafter created by Tenant and consented to, in writing, by Tenant or requested, in writing, by Tenant. Tenant shall also comply with, observe and perform all provisions and requirements of all policies of insurance at any time in force with respect to the Demised Premises and shall comply with all development permits issued by governmental authorities issued in connection with development of the Demised Premises. Tenant shall procure and maintain all permits and licenses required for the transaction of Tenant's business at the Demised Premises, including with limitation, any special use permit, zoning variance or comparable zoning relief necessary for Tenant's Use.

     12.  Landlord's Title, Authority, and Quiet Enjoyment: Tenant's Authority.

     A. Landlord represents that it will have, as of the Commencement Date, marketable fee simple title to the Demised Premises, subject to the exceptions to title currently encumbering the Demised Premises as described in Exhibit H, and any additional exceptions to title created in connection with Landlord's acquisition or development of the Demised Premises, or financing of such acquisition or development (collectively referred to herein as the "Permitted Exceptions"). Landlord represents that any such additional exceptions to title created in connection with Landlord's acquisition or development of the Demised Premises or financing of such acquisition or development shall not materially interfere with Tenant's intended use of the Demised Premises. Any lien claims properly bonded over or insured over by title insurance shall be deemed to be Permitted Exceptions hereunder.

     B. Landlord represents and warrants that it has full and complete authority to enter into this Lease under all of the terms, conditions and provisions set forth herein, and so long as Tenant keeps and substantially performs each and every term, provision and condition herein contained on the part of Tenant to be kept and performed, Tenant shall peacefully and quietly enjoy the Demised Premises without hindrance or molestation by Landlord or by any other person claiming by, through or under Landlord, subject to the terms of the Lease. Without limiting the foregoing, Landlord covenants to perform all obligations to be performed by Landlord and to pay as and when due all amounts to be paid by Landlord under any mortgage, deed of trust, ground lease or other instrument encumbering the Demised Premises. Each individual executing this Lease on behalf of Landlord represents and warrants to Tenant that he or she is duly authorized to do so.

     C. Tenant represents and warrants that it has full and complete authority to enter into this Lease under all of the terms, conditions and provisions set forth herein.

     D. Tenant hereby approves the condition of Landlord's title to the Demised Premises. This Lease shall be subject to the Permitted Exception sand Landlord shall not permit or cause any easements, covenants, restrictions, conditions or other changes in Landlord's title which would materially and adversely impact Tenant's Use. Landlord shall notify Tenant in writing prior to permitting or causing any easements, covenants, restrictions, or conditions to be placed of record.

     13. Subordination. The priority of this Lease and the leasehold estate of Tenant created hereunder are and shall be subject and subordinate to the lien of any mortgage, deed of trust, sale-leaseback, ground lease or similar encumbrance, whether such encumbrance is placed against the fee or leasehold estate, affecting the Demised Premises and to all renewals, modifications, consolidations, replacements and extensions thereof, and advances thereunder; provided, however, with respect to any mortgage, deed of trust, sale-leaseback, ground lease or similar encumbrance such subordination shall be subject to receipt by Tenant of a nondisturbance agreement in form reasonably required by any such lienholder or ground Lessor (collectively, a "Mortgagee") and reasonably acceptable to Tenant. Tenant agrees at any time hereafter, upon twenty (20) days prior written notice, to execute and deliver any instruments, releases or other documents that may reasonably be required for the purpose of subjecting and subordinating this Lease, as above provided, to the lien of any such mortgage, deed of trust, ground lease, sale-leaseback or similar encumbrance in a form reasonably acceptable to Tenant and the holder of such mortgage, provided said subordination provides that all insurance proceeds and condemnation awards will be made available for the restoration of the Demised Premises, as provided herein, and that Tenant's rights hereunder will not be disturbed unless Tenant is in default beyond all applicable cure periods. Any fee which Landlord's lender or ground lessor may charge for such agreement shall be paid by Landlord.

     In the event of any act or omission of Landlord constituting a default by Landlord, Tenant shall not exercise any remedy until Tenant has given Landlord and any mortgagee, ground lessor or sale-leaseback lessor of the Demised Premises that has provided Tenant with written notice of its interest in the Demised Premises and a notice address for each such party a prior thirty (30) day written notice of such act or omission and until a reasonable period of time to allow Landlord or the mortgagee, ground lessor or sale-leaseback lessor to remedy such act or omission shall have elapsed following the giving of such notice; provided, however, if such act or omission cannot, with due diligence and in good faith, be remedied within such thirty (30) day period, then Landlord or any such mortgagee, ground lessor or sale-leaseback lessor shall be allowed such further period of time as may be reasonably necessary provided that it commence remedying the same with due diligence and in good faith within said thirty (30) day period.

     If any Mortgagee shall succeed to the rights of Landlord under this Lease or to ownership of the Demised Premises, whether through possession or foreclosure or the delivery of a deed to the Demised Premises, then, upon written request of such mortgagee so succeeding to Landlord's rights hereunder, Tenant shall attorn to and recognize such mortgagee, ground lessor or sale-leaseback lessor as Tenant's landlord under this Lease, and shall promptly execute and deliver any instrument that such mortgagee may reasonably request to evidence such attornment (whether before or after making of the mortgage, ground lease or sale-leaseback lease). In the event of any other transfer of Landlord's interest hereunder, upon the written request of the transferee and Landlord, Tenant shall attorn to and recognize such transferee as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such transferee and Landlord may reasonably request to evidence such attornment.

     14. Assignment and Sublease. Tenant, if there is no Material Breach (as herein defined) by Tenant hereunder, shall have the right to assign this Lease or to sublease all or any portion of the Demised Premises, without Landlord's written consent in accordance with the terms of this Paragraph 14.

     Tenant may assign this Lease or sublet the Demised Premises to an affiliate or subsidiary more than fifty percent (50%) of the voting stock of which is owned directly or indirectly by the direct or remote parent of Tenant (without Landlord's consent, upon prior written notice to Landlord) and further Tenant' interest in this Lease may be assigned to and assumed by a successor to Tenant pursuant to a purchase of all or substantially all of the assets of Tenant in connection with the sale of such assets or to any entity which acquires all of Tenant's capital stock (without Landlord's consent upon prior written notice to Landlord).

     Any assignment or sublease shall require the assignee or subtenant to comply with all terms of this Lease except for any sublease term, which shall be at Tenant's discretion (but in no event extend beyond the term of this Lease), and a copy of such sublease or assignment shall be delivered to Landlord at least ten (10) days prior to the commencement of such sublease or assignment.

     Any assignee shall assume, by instrument in form and content satisfactory to Landlord, the due performance of all of Tenant's obligation sunder this Lease, including any accrued obligations at the time of the effective date of the assignment, and such assumption agreement shall state that the same is made by the assignee for the express benefit of Landlord as a third party beneficiary thereof.

     Each sublease permitted by this Paragraph 14 shall be subject and subordinate to all of the terms, covenants and conditions of this Lease and to all of the rights of Landlord hereunder; and in the event this Lease shall terminate before the expiration of such sublease, the sublessee thereunder will, at Landlord's option, attorn to Landlord and waive any rights the sublessee may have to terminate the sublease or to surrender possession thereunder, as a result of the termination of this Lease.

     Tenant agrees to pay on behalf of Landlord any and all costs of Landlord or otherwise occasioned by such assignment or subletting, including without limitation, the cost of any alteration, addition, improvement or other renovation or refurbishment to the Demised Premises made in connection with such assignment or subletting and any cost imposed by any governmental authority in connection with any of the foregoing.

     Any assignment or subletting under this Paragraph 14 shall not relieve Tenant (or any guarantor of Tenant's obligations under the Lease or any assignee) of its obligations hereunder. Any assignment or subletting of this Lease which is not in compliance with the provisions of this Paragraph 14 shall be of no effect and void. Except as permitted in this Paragraph 14, Tenant shall not transfer, sublet, assign or otherwise encumber its interest in the Lease or the Demised Premises, unless consented to by Landlord.

     No assignment or subleasing hereunder shall relieve Tenant from any of Tenant's obligation sin this Lease contained.

     All profits from any such assignment or subletting shall be the property of Tenant and not Landlord.

     15. Lease Extension. If this Lease shall not have been terminated pursuant to any provisions hereof and there is no Material Breach (as defined herein) by Tenant hereunder at the time set for exercise of the Extension Terms (as herein defined) and at the time set for commencement thereof, then Tenant may, at Tenant's option, extend the term of this Lease for five (5) successive additional terms of four (4) years each (each an "Extension Term," collectively the "Extension Terms") commencing on the expiration of the original term, or the immediately preceding Extension Term, as the case may be. Tenant may exercise such option by giving Landlord written notice at least ten (10) months prior to the expiration of the original or the immediately preceding Extension Term, as the case may be. Upon the giving by Tenant to Landlord of such written notice and the compliance by Tenant with the foregoing provisions of this Paragraph 15, this Lease shall be deemed to be automatically extended upon all the

Covenants, agreements, terms, provisions and conditions set forth in this Lease, except that Rent for each such Extension Term shall be as provided on Exhibit D.

     If Tenant fails or omits to so give to Landlord the written notice referred to above, Landlord shall provide Tenant with written notice of Tenant's failure to exercise the Extension Term, and upon receipt of such notice, Tenant shall be allowed fifteen (15) days to exercise the extension option allowed for herein. If Landlord fails to provide such notice, Tenant's renewal option shall expire upon the expiration of the then current term. Failure to respond to Landlord's notice within such fifteen (15) days shall be deemed to be a waiver by Tenant of its extension option hereunder.

     16.  Impositions.

     A. Tenant covenants and agrees to pay during the term of this Lease, as Additional Rent, before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, all impositions described herein that accrue on or after the Commencement Date, which include without limitation, all real estate taxes, special assessments, water rates and charges, sewer rates and charges, including any sum or sums payable for future sewer or water capacity increases, charges for public utilities, street lighting, excise levies, licenses, permits, inspection fees, other governmental charges, and all other charges or burdens of whatsoever kind and nature (including costs, fees, and expenses of complying with any restrictive covenants or similar agreements to which the Demised Premises are subject), incurred in the use, occupancy, ownership, operation, leasing or possession of the Demised Premises, without particularizing by any known name or by whatever name hereafter called, and whether any of the foregoing be general or special, ordinary or extraordinary, foreseen or unforeseen (all of which are sometimes herein referred to as "Impositions"), which at any time during the term may have been or may be assessed, levied, confirmed, imposed upon, or become a lien on the Demised Premises, or any portion thereof, or any appurtenance thereto, rents or income therefrom, and such easements or rights as may now or hereafter by appurtenant to appertain to the use of the Demised Premises.

     B. If, at any time during the term of this Lease, any method of taxation shall be such that there shall be levied, assessed or imposed on Landlord, or on the Basic Rent or Additional Rent, or on the Demised Premises or on the value of the Demised Premises, or any portion thereof, a capital levy, sales or use tax, gross receipts tax or other tax on the rents received therefrom, or a franchise tax, or an assessment, levy or charge measured by or based in whole or in part upon such rents or value, Tenant covenants to pay and discharge the same, it being the intention of the parties hereto that the rent to be paid hereunder shall be paid to Landlord absolutely net without deduction or charge of any nature whatsoever foreseeable or unforeseeable, ordinary or extraordinary, or of any nature, kind or description, except as in this Lease otherwise expressly provided. Nothing in this Lease contained shall require Tenant to pay any municipal, state or federal net income or excess profits taxes assessed against Landlord, or any municipal, state or federal net income or excess profits taxes assessed against Landlord, or any municipal, state or federal capital levy, estate succession, inheritance or transfer taxes of Landlord, or corporation franchise taxes imposed upon any corporate owner of the fee of the Demised Premises.

     C. Tenant covenants to furnish Landlord, within 30 days after the date upon which an Imposition or other tax, assessment, levy or charge is payable by Tenant, official receipts of the appropriate taxing authority, or other appropriate proof satisfactory to Landlord, evidencing the payment of the same. The certificate, advice or bill of the appropriate official designated by law to make or issue the same or to receive payment of any imposition or other tax, assessment, levy or charge may be relied upon by Landlord as sufficient evidence that such Imposition or other tax, assessment, levy or charge is due and unpaid at the time of the making or issuance of such certificate, advice or bill, unless Tenant provides Landlord with evidence to the contrary.

     D. At Landlord's written demand after any Event of Default (as defined in Section 20 hereinafter) and for as long as such Event of Default is uncured, or upon the request of any Mortgagee of the Demised Premises, (but only after an Event of Default and for as long as such Event of Default is uncured) Tenant shall pay to Landlord the known or estimated yearly real estate taxes and assessments payable with respect to the Demised Premises in monthly payments equal to one-twelfth of the known or estimated yearly real estate taxes and assessments next payable with respect to the Demised Premises. From time to time Landlord may re-estimate the amount of real estate taxes and assessments, and in such event Landlord shall notify Tenant, in writing, of such re-estimate and fix future monthly installments for the remaining period prior to the next tax and assessment due date in an amount sufficient to pay the re-estimated amount over the balance of such period after giving credit for payments made by Tenant on the previous estimate. If the total monthly payments made by Tenant pursuant to this Paragraph 16D shall exceed the amount of payments necessary for said taxes and assessments, such excess shall be credited on subsequent monthly payments of the same nature; but if the total of such monthly payments so made under this paragraph shall be insufficient to pay such taxes and assessments when due, then Tenant shall pay to Landlord such amount as may be necessary to make up the deficiency.

     E. Tenant shall have the right at its own expense to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith, but only after Tenant provides Landlord or the Mortgagee reasonable security, or Tenant makes payment of such Imposition, unless such payment, or a payment thereof under protest, would operate as a bar to such contest or interfere materially with the prosecution thereof, in which event, notwithstanding the provisions of Paragraph 16A hereof Tenant may postpone or defer payment of such Imposition if neither the Demised Premises nor any portion thereof would, by reason of such postponement or deferment, be in danger of being forfeited or lost, and (b) Tenant is not then in Material Breach of this Lease. Upon the termination of any such proceedings, Tenant shall pay the amount of such Imposition or part thereof, if any, as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, including attorney's fees, interest, penalties, fines and other liability in connection therewith, and upon such payment Landlord shall return all amounts or certificates deposited with it in respect to the contest of such Imposition, as aforesaid, or, at the written direction of Tenant, Landlord shall make such payment out of the funds on deposit with Landlord and the balance, if any, shall be returned to Tenant. Tenant shall be entitled to the refund of any Imposition, penalty, find and interest thereon received by Landlord which have been paid by Tenant or which have been paid by Landlord but for which Landlord has been previously reimbursed in full by Tenant. Landlord shall not be required to join in any proceedings referred to in this Paragraph 16E unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by or in the name of Landlord, in which event Landlord shall join in such proceedings or permit the same to be brought in Landlord's name upon compliance with such conditions as Landlord may reasonably require. Landlord shall not ultimately be subject to any liability or the payment of any fees, including attorney's fees, costs and expenses in connection with such proceedings. Tenant agrees to pay all such fees (including reasonable attorney's fees), costs and expenses or, on demand, or make reimbursement to Landlord for such payment, Of Landlord is provided a certificate of deposit or other interest bearing instrument as security for the payment of the contested Imposition, during the time when any such certificate of deposit or other interest bearing instrument is on deposit with Landlord, and prior to the time when the same is returned to Tenant or applied against the payment, removal or discharge of Impositions, as above provided, Tenant shall be entitled to receive all interest paid thereon, if any. Cash deposits shall not bear interest.

     17.  Insurance.

     A. During the term of this Lease, during any extension thereof, and during any holdover period, Tenant shall at its cost and expense procure and keep in force a policy of comprehensive public liability insurance, with limits of not less than $1,000,000 for injury to any one person, $2,000,000 as to any one accident, and $100,000 as to property damage, all on a per occurrence basis which policy shall name Landlord and its managing agent as additional insureds. A certificate of such insurance shall be delivered to Landlord prior to the Commencement Date and shall provide that same may not be cancelled or lowered in amounts without prior written notice of not less than thirty (30) days to Landlord and Landlord's mortgagee. Notwithstanding the foregoing, Tenant may insure the foregoing risks under its blanket policy or elect to self-insure such risks as provided in Paragraph 17E below. Any such liability insurance shall contain a contractual liability endorsement covering Tenant's indemnification obligations under this Lease.

     B. During the term of this Lease and any extension thereof, Tenant, at its sole cost and expense, shall obtain and continuously maintain in full force and effect, policies of insurance covering the Improvements constructed, installed or located on the Demised Premises naming the Landlord, as loss payee as its interest may appear, against (a) loss or damage by fire; (b) loss or damage from such other risks or hazards now or hereafter embraced by an "Extended Coverage Endorsement,) including, but not limited to, windstorm, hail, explosion, vandalism, riot and civil commotion, damage from vehicles, smoke damage, water damage and debris removal; (c) loss for flood if the Demised Premises are in a designated flood or flood insurance area; (d) loss for damage by earthquake if the Demised Premises are located in an earthquake-prone area; (e) loss from so-called explosion, collapse and underground hazards; and (f) loss or damage from such other risks or hazards of a similar or dissimilar nature which are now or may hereafter be customarily insured against with respect to improvements similar in construction, design, general location, use and occupancy to the Improvements. At all times, such insurance coverage shall be in an amount equal to 100% of the then "full replacement cost" of the Improvements. "Full Replacement Cost" shall be interpreted to mean the cost of replacing the improvements without deduction for depreciation or wear and tear, and it shall include a reasonable sum for architectural, engineering, legal, administrative and supervisory fees connected with the restoration or replacement of the Improvements in the event of damage thereto or destruction thereof. If a sprinkler system shall be located in the Improvements, sprinkler leakage insurance shall be procured and continuously maintained by Tenant and Tenant's sole cost and expense. Tenant shall cause to be inserted in the policy of insurance required by this Paragraph 17B the so-called "waiver of subrogation" clause as to Landlord and Landlord's insurer.

     C. During the term of this Lease and any extension thereof, TENANT shall maintain Workman's Compensation Insurance in accordance with the laws of the State of California.

     D. Tenant shall maintain insurance coverage (including loss of use and business interruption coverage) upon Tenant's business and upon all personal property of Tenant or the personal property of others kept, stored or maintained on the Demised Premises against loss or damage by fire, windstorm or other casualties or causes for such amount as Tenant may desire, and Tenant agrees that such policies shall contain a waiver of subrogation clause as to Landlord and Landlord's insurer.

     E. Tenant's right to self-insure with respect to liability insurance is conditioned upon Tenant or Tenant's guarantor maintaining a net work of at least $100,000,000.00. Tenant shall furnish Landlord written confirmation that Tenant has elected to self-insure with respect to liability insurance (if that is the case), and if so, that Tenant's or Tenant's guarantor's net worth is at least $100,000,000.00 as evidenced by audited financial statements of Tenant or Tenant's guarantor or an affidavit from Tenant's or Tenant's guarantor's chief financial officer. If Tenant self-insures with respect to liability insurance, then Tenant agrees to indemnify, defend, and hold Landlord harmless from and against any loss, damage, costs, fees (including attorneys, fees), claims, demands, actions, causes of action, judgements, suits and liability that was or would have been covered by the insurance policy or policies replaced by self-insurance and such self-insurance shall not affect the nonliability of Landlord under Paragraph 17F as to any loss or damage caused by the period described therein. The indemnification contained in this Paragraph 17E is in addition to, and not in lieu of, any covenants or obligations of Tenant contained in the other Paragraphs of this Lease. If Tenant so elects to become a self-insurer with respect to liability insurance, Tenant shall deliver to Landlord notice in writing of the required coverages which it is self-insuring setting forth the amount, limits, and scope of the self-insurance in respect to each type of coverage self-insured. Tenant, at Landlord's request, shall provide to Landlord's mortgagee or assignee a certificate satisfactory to such mortgagee or assignee setting forth the self-insured coverages, if any, and stating that all losses shall be payable to such mortgagee and/or assignee as its interests may appear.

     Nothing in this Paragraph shall prevent Tenant from taking out insurance of the kind and in the amount provided for under the preceding paragraphs of this Paragraph under a blanked insurance policy or policies (certificates thereof reasonably satisfactory to Landlord shall be delivered to Landlord) which may cover other properties owned or operated by Tenant as well as the Demised Premises; provided, however, that any such policy of blanket insurance of the kind provided for shall specify therein the amounts thereof exclusively allocated to the Demised Premises or Tenant shall furnish Landlord and the holder of any fee mortgage with a written statement from the insurers under such policies specifying the amounts of the total insurance exclusively allocated to the Demised Premises; and provided, further, however, that such policies of blanket insurance shall, as respects the Demised Premises, contain the various provisions required of such an insurance policy by the foregoing provisions of this Paragraph 17.

     F. Tenant hereby releases Landlord (and Landlord's assignees, employees, agents and servants) and waives any claims it may have against Landlord from any liability for damage to or destruction of Tenant's trade fixtures, personal property (including also property under the care, custody, or control of Tenant), machinery, equipment, furniture, fixtures and business interests on the Demised Premises, except arising from Landlord's or Landlord's assignees', employees', agents' or servants' negligence. This Paragraph shall apply especially, but not exclusively, to damage or destruction caused by the flooding of basements or other subsurface areas, or by refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally, whether any such damage results from the act or omission of other tenants or occupants in the Demised Premises or any other persons, and whether such damage be caused by or result from any of the aforesaid, or shall be caused by or result from other, circumstances of a similar or dissimilar nature.

     G. Tenant shall require each of its contractors and tradespeople to carry contractors liability/completed operations insurance, in the amounts specified in Paragraph 17A above, from companies licensed to do business in the State of California.

     H. Upon expiration of the term of this Lease, the unearned premiums upon any insurance policies or certificates thereof lodged with Landlord by Tenant shall be payable to Tenant, provided that Tenant shall not then be in default in keeping, observing or performing the terms and conditions of this Lease.

     18.  Destruction and Restoration.

     A Tenant covenants and agrees that in case of damage to or destruction of the Improvements after the Commencement Date of the term of this Lease, by fire or otherwise, Tenant, at its sole cost and expense, shall promptly restore, repair, replace and rebuild the same as nearly as possible to the condition that the same were in immediately prior to such damage or destruction with such changes and alterations (made in conformity with Paragraph 8 hereof) as may be reasonably acceptable to Landlord or required by law. Tenant shall forthwith give Landlord such written notice of such damage or destruction upon the occurrence thereof and specify in such notice, in reasonable detail, the extent thereof. Such restoration, repairs, replacements, rebuilding, changes and alterations, including the cost of temporary repairs for the protection of the Demised Premises, or any portion thereof, pending completion thereof are sometimes hereinafter referred to as the "Restoration." The Restoration shall be carried on and completed in accordance with the provisions and conditions of Paragraphs 8 and 18B hereof. If the net amount of the insurance proceeds (after deduction of all costs, expenses and fees related to recovery of the insurance proceeds) recovered by Landlord and held by Landlord and Tenant as co-trustees is reasonably deemed insufficient by Landlord to complete the Restoration of such improvements (exclusive of Tenant's personal property and trade fixtures which shall be restored, repaired or rebuilt out of Tenant' separate funds), Tenant shall, upon request of Landlord, deposit with Landlord and Tenant, as co-trustees, a cash deposit equal to the reasonable estimate of the amount necessary to complete the Restoration of such improvements less the amount of such insurance proceeds available.

     B. All insurance moneys recovered by Landlord and held by Landlord and Tenant as co-trustees on account of such damage or destruction, less Landlord's reasonable out-of-pocket costs, if any, to Landlord of such recovery, shall be applied to the payment of the costs of the Restoration and shall be paid out from time to time as the Restoration progresses upon the written request of Tenant, accompanied by a certificate of the architect or a qualified professional engineer in charge of the Restoration stating that as of the date of such certificate (a) the sum requested is justly due to the contractors, subcontractors, materialmen, laborers, engineers, architects, or persons, firms or corporations furnishing or supplying work, labor, services or materials for such Restoration, or is justly required to reimburse Tenant or any expenditures made by Tenant in connection with such Restoration, and when added to all sums previously paid out by Landlord does not exceed the value of the Restoration performed to the date of such certificate by all of said parties; (b) except for the amount, if any, stated in such certificates to be due for work, labor, services or materials, there is no outstanding indebtedness known to the person signing such certificate, after due inquiry, which is then due for work, labor, services or materials in connection with such Restoration, which, if unpaid, might become the basis of a mechanic's lien or similar lien with respect to the Restoration or a lien upon the Demised Premises, or any portion thereof; and (c) the costs, as estimated by the person signing such certificate, of the completion of the Restoration required to be done subsequent to the date of such certificate in order to complete the Restoration do not exceed the sum of the remaining insurance moneys, plus the amount deposited by Tenant, if any, remaining in the hands of Landlord after payment of the sum requested in such certificate.

     Tenant shall furnish Landlord within thirty (30) days after Tenant's receipt of each progress payment with evidence reasonably satisfactory to Landlord that Tenant has paid all bills in respect to any work, labor, services or materials performed, furnished or supplied in connection with such Restoration which was covered by the previous progress payment. Landlord shall not be required to pay out or consent to any additional insurance moneys where Tenant fails to supply satisfactory evidence of the payment of work, labor, services or materials performed, furnished or supplied, as aforesaid. If the insurance moneys in the hands of Landlord and Tenant as co-trustees, and such other sums, if any, deposited with Landlord and Tenant as co-trustees pursuant to this Paragraph 18, shall be insufficient to pay the entire costs of the Restoration, Tenant agrees to pay any deficiency promptly insurer, and provided further that notwithstanding that the insurance moneys are insufficient to pay the cost of the Restoration, Tenant shall continue to be liable for full payment of Base Rent, Additional Rent and any other amounts due and payable hereunder. Upon completion of the Restoration and payment in full thereof by Tenant, Landlord shall within a reasonable period of time thereafter, turn over to Tenant all insurance moneys or other moneys then remaining upon submission of proof reasonably satisfactory to Landlord that the Restoration has been paid for in full and the damaged or destroyed Building and other improvements repaired, restored or rebuilt as nearly as possible to the condition they were in immediately prior to such damage or destruction, or with such changes or alterations as may be made in conformity with Paragraphs 8 and 18A hereof.

     C. No destruction of or damage to the Demised Premises, or any portion thereof, by fire, casualty or otherwise shall permit Tenant to surrender this Lease or shall relieve Tenant form its liability to pay to Landlord the Base Rent and Additional Rent payable under this Lease or from any other such obligations under the Lease, and Tenant waives any rights now or hereafter conferred upon Tenant by present or future law or otherwise to quit or surrender this Lease or the Demised Premises, or any portion thereof, to Landlord or to any suspension, diminution, abatement or reduction or rent on account of any such damage or destruction.

     D. Landlord agrees, subject to the provisions of Paragraph 8 and 18 hereof, to in all instances turn over and make available to Tenant all insurance moneys contemplated by Paragraph 18B hereof.

     19.  Condemnation.

     A. If, during the term of this Lease, the entire Demised Premises shall be taken as the result of the exercise of the power of eminent domain (hereinafter referred to as the "Proceedings"), this Lease and all right, title and interest of Tenant hereunder shall cease and come to an end on the date of vesting of title pursuant to such Proceedings and Landlord shall be entitled to and shall receive the total award made in such Proceedings; provided that Tenant shall have the right to state a claim separate from Landlord's claim against the condemning authority for Tenant's moving costs and the loss of the bargain of this Lease, to the extent that such a claim by Tenant does not otherwise reduce Landlord's award.

     In any taking of the Demised Premises, or any portion thereof, whether or not this Lease is terminated as in this paragraph provided, Tenant shall not be entitled to any portion of the award for the taking of the Demised Premises or damage to the Improvements, except as otherwise provided for in Paragraph 19C with respect to the restoration of the Improvements, or for the estate or interest of Tenant therein, all such award, damages, consequential damages and compensation being hereby assigned to Landlord, and Tenant hereby waives any right it now has or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises, or any portion thereof, or its interest in this Lease, expect that Tenant shall have, nevertheless, the limited right to prove in the Proceedings and to receive any award which may be made for damages to or condemnation for Tenant's movable trade fixtures and equipment, and for Tenant's relocation costs in connection therewith.

     B. If, during the initial term of this Lease, or any extension or renewal thereof, less that the entire Demised Premises, but more than 15% of the floor area of the Building, or more than 25% of the land area of the Demised Premises, or more than 20% of the parking spaces, shall be taken in any such Proceeding, this Lease shall, upon vesting of title in the Proceedings, terminate as to the portion of the Demised Premises so taken, and Tenant may, at its option, terminate this Lease as to the remainder of the Demised Premises, Tenant shall not have the right to terminate this Lease pursuant to the preceding sentence unless (a) the business of Tenant conducted in the portion of the Demised Premises taken cannot reasonably be carried on with substantially the same utility and efficiency in the remainder of the Demised Premises (or any substitute space securable by Tenant pursuant to clause (b) hereof ) and (b) Tenant cannot construct or secure or Landlord cannot provide substantially similar space to the space so taken, on the remainder of the Demised Premises, or Landlord cannot provide replacement parking spaces on additional property located in close proximity to the Demised Premises that are reasonably acceptable to Tenant. Such termination as to the remainder of the Demised Premises shall be effected by notice in writing given not more than 60 days after the date of vesting of title in such Proceedings, and shall specify a date not more than 60 days after the giving of such notice as the date for such termination. Upon the date specified in such notice, the term of this Lease, and all right, title and interest of Tenant hereunder, shall cease and come to an end. If this Lease is terminated as in this Paragraph 19B provided, Landlord shall be entitled to and shall receive the total award made in such Proceedings, Tenant hereby assigning any interest in such award, damages, consequential damages and compensation to Landlord, and Tenant hereby waiving any right Tenant has now or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises, or any portion thereof, or its interest in this Lease except as otherwise provided in Paragraph 19A. The right of Tenant to terminate this Lease, as in this Paragraph 19B provided, shall be exercisable only upon condition that Tenant is not then in default in the performance of any of the terms, covenants or conditions of this Lease on its part to be performed, and such termination upon Tenant's part shall become effective only upon compliance by Tenant with all such terms, covenants and conditions to the date of such termination. In the event that Tenant elects not to terminate this Lease as to the remainder of the Demised Premises, the rights and obligations of Landlord and Tenant shall be governed by the provisions of Paragraph 19C hereof.

     C. If 15%, or less, of the floor area of the Building, or 25%, or less, of the land area of the Demised Premises or 20% or less, of the parking spaces shall be taken in such Proceedings, or if more than 15% of the floor area of the Building or more than 25% or the land area of the Demised Premises or more than 20% of the parking spaces is taken (but less than the entire Demised Premises), and this Lease is not terminated as in Paragraph 19B hereof provided, this Lease shall, upon vesting of title in the Proceedings, terminate as to the parts so taken, and Tenant shall have no claim or interest in the award, damages, consequential damages and compensation, or any part thereof except as otherwise provided in Paragraph 19A. Landlord shall be entitled to and shall receive the total award made in such Proceedings, Tenant hereby assigning any interest in such award, damages, consequential damages and compensation to Landlord, and Tenant hereby waiving any right Tenant, has now or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises, or any portion thereof, or its interest in this Lease except as otherwise provided in Paragraph 19A. The net amount of the award (after deduction of all costs and expenses, including attorney's fees), shall be held by Landlord as trustee and applied as hereinafter provided. Tenant, in such case, covenants and agrees, at Tenant's sole cost and expense (subject to reimbursement to the extent hereinafter provided), promptly to restore that portion of the Improvements on the Demised Premises not so taken to a complete architectural and mechanical unit for the use and occupancy of Tenant as in this Lease provided. In the event that the net amount of the award (after deduction of all costs and expenses, including attorney's fees) that may be received by Landlord and held by Landlord as trustee in any such Proceedings as a result of such taking is insufficient to pay all costs of such restoration work, Tenant shall deposit with Landlord as trustee such additional sum as may be required upon the written request of Landlord so long as Tenant has participated in the Proceedings or otherwise provided reasonably adequate assurances to Landlord that Tenant has the financial resources to fund such additional sum; provided, however, Landlord shall retain ultimate control over any final settlement or litigation with the condemning authority, and provided further that notwithstanding that the net amount of the award may be insufficient to pay all costs of the restoration work, Tenant shall continue to be liable for payment of Base Rent, Additional Rent and any other amount due and payable hereunder, which amounts shall not be abated except as provided in Paragraph 19E below. The provisions and conditions in Paragraph 8 applicable to changes and alterations shall apply to Tenant's obligations to restore that portion of the Improvements to a complete architectural and mechanical unit. Landlord agrees in connection with such restoration work to apply so much of the net amount of any award (after deduction of all costs and expenses, including attorney's fees) that may be received by Landlord and held by Landlord as trustee in any such Proceedings as a result of such taking to the costs of such restoration work thereof and the said net award as a result of such taking shall be paid out from time to time to Tenant, or on behalf of Tenant, as such restoration work progresses upon the written request of Tenant, which shall be accompanied by a certificate of the architect or the registered professional engineer in charge of the restoration by a certificate of the architect of the registered professional engineer in charge of the restoration work stating that (a) the sum requested is justly due to the contractors, subcontractors, materialmen, laborers, engineers, architects or other persons, firms or corporations furnishing or supplying work, labor, services or materials for such restoration work or as is justly required to reimburse Tenant for expenditures made by Tenant in connection with such restoration work, and when added to all sums previously paid out by Landlord as trustee does not exceed the value of the restoration work performed to the date of such certificate; and (b) the net amount of any such award as a result of such taking remaining in the hands of Landlord, together with the sums, if any, deposited by Tenant with Landlord as trustee pursuant to the provisions hereof, will be sufficient upon the completion of such restoration work to pay for the same in full. If payment of the award as a result of such taking, as aforesaid, shall not be received by Landlord in time to permit payments as the restoration work progresses (except in the event of an appeal of the award by Landlord), Tenant shall not be required to proceed with any restoration work until payment of such award is received by Landlord; provided, however, delay in payment of such amount shall not release Tenant of its obligation to pay Base Rent, Additional Rent and other amounts due and payable hereunder during any such delay and there shall be no abatement of Base Rent, Additional Rent or any other amounts except as provided in Paragraph 19E below. If Landlord appeals an award and payment of the award is delayed pending appeal Tenant shall, nevertheless, perform and fully pay for such work without delay, and payment of the amount to which Tenant would have been entitled had Landlord how appealed the award (in an amount not to exceed the net award prior to such appeal) shall be made by Landlord to Tenant as restoration progresses pursuant to this Paragraph 19C, in which event Landlord shall be entitled to retain an amount equal to the sum disbursed to Tenant pursuant to the preceding sentence out of the net award as and when payment of such award is received by Landlord. Tenant shall also furnish Landlord as trustee with each certificate hereinabove referred to, together with evidence reasonably satisfactory to Landlord that there are no unpaid bills in respect to any work, labor, services or materials performed, furnished or supplied, or claimed to have been performed, furnished or supplied, in connection with such restoration work [relating to prior payments made by Landlord to Tenant], and that no liens have been filed against the Demised Premises, or any portion thereof. Landlord as trustee shall not be required to pay out any funds when there are unpaid bills for work, labor, services or materials performed, furnished or supplied in connection with such restoration work relating to prior payments made by Landlord to Tenant, or where a lien for work, labor, services or materials performed, furnished or supplied has been placed against the Demised Premises, or any portion thereof. Upon completion of the restoration work and payment in full therefor by Tenant, and upon submission of proof reasonably satisfactory to Landlord that the restoration work has been paid for in full and that the Improvements have been restored or rebuilt to a complete architectural and mechanical unit for the use and occupancy of Tenant as provided in this Lease, Landlord as trustee shall pay over to Tenant any portion of the cash deposit furnished by Tenant then remaining; provided, however, any other amounts awarded in such Proceedings (and made available for restoration) which remain following restoration. The Demised Premises shall be the property of Tenant and Landlord shall have not claim thereto.

     D. In the event of any partial termination of this Lease as a result of any such proceedings, Tenant shall pay to Landlord all Base Rent and all Additional Rent and other charges payable hereunder with respect tot hat portion of the Demised Premises so taken in such Proceedings with respect to which this Lease shall have terminated justly apportioned to the date of such termination. From and after the date of vesting of title in such Proceedings, Tenant shall continue to pay the Base Rent and Additional Rent and other charges payable hereunder, as in this Lease provided, to be paid by Tenant, subject to abatement, if any, as provided for in Paragraph 19E hereof.

     E. In the event of a partial taking of the Demised Premises under Paragraph 19C hereof, or a partial taking of the Demised Premises under Paragraph 19B hereof, followed by Tenant's election not to terminate this Lease, the fixed Base Rent payable hereunder during the period from and after the date of vesting of title in such Proceedings to the termination of this Lease shall not be reduced unless Tenant shall have completed the restoration work with its own funds in accordance with the provisions of the Lease and Landlord shall have applied the net amount of any award to reduce the indebtedness secured by any financing encumbering the Demised Premises or otherwise to reduce the amount of Landlord's Development Costs (as herein defined), in which event fixed Base Rent payable hereunder shall be reduced to a sum equal to the product of the Base Rent provided for herein multiplied by a fraction, the numerator of which shall be Landlord's Development Costs less any amounts so paid to and applied by Landlord less Tenant's $2,000,000 contribution, and the denominator of which shall be Landlord's Development Costs less Tenant's $2,000,000 without regard to any amounts so paid to and applied by Landlord.

     F. Anything herein to the contrary notwithstanding, upon the occurrence of any Proceedings which would otherwise result in a termination of this Lease, Tenant shall, as a condition precedent to such termination so long as Tenant has participated in such proceedings, (provided, however, Landlord shall retain ultimate control over any final settlement or litigation with the condemning authority), pay to Landlord an amount, reasonably estimated by Landlord, equal to the excess, if any, of the unamortized portion of Landlord's Development Costs, less the $2,000,000 referred to below, over the net award to be received by Landlord after deduction of all costs of the Proceedings. In making the foregoing calculation, Landlord shall use an interest rate equal to the interest rate associated with the project financing from time to time during the term of this Lease. "Landlord's Development Costs" Shall mean and include any and all amounts incurred by Landlord in connection with the acquisition and development of the Demised Premises, including, without limitation, consideration paid for acquisition of the Demised Premises, costs for required off-site improvements, including relocating electric lines underground, all architectural, engineering, environmental, land planning and other consulting fees, all title and survey expenses, any and all fees and expenses associated with procuring construction and/or other financing for the project, any other costs or expenses that would not have been incurred by Landlord had Landlord not been involved in the acquisition of the Demised Premises, and all attorneys' fees associated with any of the foregoing. A preliminary estimate of Landlord's Development Costs (which includes Tenant's initial contribution of $2,000,000 as deposited into escrow under Paragraph 3) is attached hereto and made a part hereof as Exhibit G; provided, however, the parties agree and acknowledge that the amounts and categories of costs and expenses set forth on Exhibit G represent an estimate of such items only and that Landlord anticipates changes in, additions to and modifications of such items, including, without limitation, changes, additions and modifications of such items as development of the project and construction of the Demised Premises progresses including, without limitation, changes, additions and modifications relating to actual design and construction costs, and in securing construction and permanent financing for the project from time to time. The parties agree to update the estimate provided for in Exhibit G within sixty (60) days after the Commencement Date and attach the updated Exhibit G initialed and dated by the parties in place of the Exhibit G attached as of the date hereof.

     20. Default by Tenant. The occurrence of any one or more of the following events shall constitute an "Event of Default" by Tenant:

     A. The failure by Tenant to make any payment of rental or any other payment required to be made by Tenant hereunder, and any interest for late payment thereof, as and when due, where such failure shall continue for a period of five (5) days after receipt by Tenant of a written notice thereof from Landlord.

     B. The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease (other than the failure by Tenant described in subparagraph E below) where such failure shall continue for a period of thirty (30) days after receipt by Tenant of written notice thereof from Landlord; provided, however, that if the nature of Tenant's default is such that it cannot be cured solely by payment of money (and in the reasonable judgement of Landlord said default is susceptible to cure) and that more than thirty (30) days may be reasonably required for such cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within such thirty
(30) day period and shall thereafter diligently prosecute such cure to completion.

     C. (a) the making of any general arrangement or any assignment by Tenant for the benefit of creditors;

          (b) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition of reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the petition is dismissed within ninety (90) days of the date filed);

          (c) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets; and

          (d) the attachment, execution or other judicial seizure of substantially all of Tenant's assets.

     D. An assignment or subletting by Tenant in violation of Paragraph 14 hereof.

     E. The failure by Tenant in keeping, observing or performing any of the terms contained in this Lease, other than those referred to in Subparagraphs 14 A, B, C and D above, and which exposes Landlord to criminal liability, and such default shall continue after written.

notice thereof given from Landlord to Tenant, and Tenant fails to proceed timely and promptly with all due diligence and in good faith to cure the same and thereafter to prosecute the curing of such default with all due diligence, it being intended that in connection with a default which exposes Landlord to criminal liability that Tenant shall proceed immediately to cure or correct such condition with continuity and with all due diligence and in good faith.

     21. Landlord's Remedies. In the event of any Material Breach of this Lease by Tenant, then Landlord, in addition to other rights or remedies it may have, shall have the right to terminate this Lease, or without terminating this Lease, terminate Tenant's right to possession of the Demised Premises, and in either event Tenant shall immediately surrender possession of the Demised Premises to Landlord and if Tenant fails to do so, Landlord may, without prejudice to any other remedy it may have for possession or arrearage of rentals, enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying the Demised Premises or any part thereof, with or without legal proceedings, by force if necessary, without being liable for prosecution or any claim or damage therefor. In such event, Landlord shall be entitled to recover from Tenant all reasonable damages incurred by Landlord by reason of Tenant's default, including without limitation, the cost of recovering possession of the Demised Premises, expenses of reletting including reasonable renovation and alteration of the Demised Premises, reasonable attorney's, fees, real estate commissions, and any other sum of money, late charges and damages caused by Tenant to Landlord. As used herein, "Material Breach" shall mean any breach by Tenant in any of the terms and conditions of this Lease which upon an Event of Default would have a material and adverse impact of any kind upon Landlord and/or the Demised Premises, as opposed to a technical breach by Tenant which is de minimis in nature.

     If Tenant's right to possession of the Demised Premises is terminated without termination of the Lease, Landlord shall be entitled to enforce all of Landlord's rights and remedies under the Lease, including the right to recover the rent as it becomes due hereunder. Should Landlord elect to relet the Demised Premises or any part thereof, Landlord may do so for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord may deem appropriate. Rental and other amounts received by Landlord in connection with such reletting shall be applied against the amounts due from Tenant hereunder after deducting any expenses insured by Landlord with respect to such reletting as provided above. Tenant shall pay any deficiency to Landlord. Such deficiency shall be calculated on a cumulative basis with all excess payments received by Landlord from such reletting to be applied against future amounts due from Tenant and any deficiencies to be paid monthly. No such reentry or taking possession of the Demised Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention by given to Tenant, in which event Tenant's obligations to Landlord shall forthwith cease, or unless the termination thereof be decreed by a court of competent jurisdiction.

     In the event Landlord terminates this Lease in accordance with this Paragraph, then, Tenant shall be liable and shall pay to Landlord, the sum of all rent and other payments owed to date to Landlord, all sums owed to date to third parties (including without limitation, all Impositions) hereunder accrued to the date of such termination, all reasonable amounts required to be spent by Landlord to fulfill any of Tenant's obligations which Tenant did not fulfill prior to termination by Landlord, plus, as damages, an amount equal to the present value discounted at ten percent (10%) of (i) the total rental payments hereunder for the remaining portion of the term of the Lease, calculated as if such term expires on the date set forth in paragraph 2, unless Tenant has extended this Lease, in which case such calculation shall be as if the term expires on the final day of the extension term then in effect, less (ii) the fair market rental value of the Demised Premises for such remaining period. Nothing herein contained shall limit or prejudice the right of Landlord to prove for and obtain, as damages by reason of such expiration or termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the difference referred to above.

     Landlord shall have the obligation to mitigate its damages to the extent required by state law.

     In addition to the aforesaid remedies, Landlord shall be entitled to pursue any other remedy now or hereafter available to Landlord at equity or under the laws or judicial decisions of the state where the demised Premises is located or by statute or otherwise. All rights and remedies of Landlord herein enumerated shall be cumulative, and the exercise or the commencement of the exercise by Landlord of any one or more of such rights or remedies should not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies. Tenant shall pay, upon demand, all of Landlord's costs, including reasonable attorneys' fees and court costs, incident to the enforcement of Tenant's obligations hereunder. A receipt by Landlord of rent with knowledge of the breach of any covenant hereof (other than breach of the obligation to pay the portion of such rent paid) shall not be deemed a waiver of such breach, and no waiver by Landlord of any provisions of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. Without limiting the generality of the foregoing, no failure by Landlord to insist upon the performance of any of the terms of this Lease or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of such breach or any of the terms of this Lease, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. In addition to other remedies in this Lease provided, Landlord shall be entitled to seek a restraint by injunction of the violation or attempted or threatened violation of the covenants, conditions and provisions of this Lease.

     22. Default by Landlord. The following shall constitute a "Material Breach" by Landlord:

     The failure by Landlord to observe or perform any of the covenants, conditions or provisions of this Lease where such failure shall continue for a period of thirty (30) days after receipt by Landlord of written notice thereof from Tenant; provided , however, that if the nature of Landlord's default is such that it cannot be cured solely by payment of money and that more than thirty (30) days may be reasonably required for such cure, then Landlord shall not be deemed to be in default if Landlord shall commence such cure within such thirty (30) day period and shall thereafter diligently prosecute such cure to completion.

     23. Tenant's Remedies. In the event of any Material Breach of this Lease by Landlord, then Tenant in addition to other rights or remedies it may have at law or in equity subject to the terms of this Lease), at Tenant's sole option, may perform such obligations of Landlord provided that Tenant has furnished to any party having a recorded mortgage, deed of trust, ground lease or similar lien against the Demised Premises (for which Tenant has received written notice) with written notice of such default and such party has failed to cure the same within the limits prescribed herein for Landlord to cure such default, and Tenant may invoice Landlord for the costs and expenses thereof, which invoice Landlord shall promptly pay. Notwithstanding the foregoing, despite such notice and expiration of such sure period, no rent or other payments due from Tenant may be offset by Tenant, and Tenant shall have no right to perform any obligation of Landlord unless such performance by Tenant is necessary to prevent imminent injury or damage to persons or Tenant's property.

     24.  Delivery of Executed Lease. Deleted by intent of parties.

     25.  Termination. Deleted by intent of parties.

     26. Notices. All notices shall be sent by registered mail, return receipt requested, or by recognized overnight courier providing proof of delivery, to the following addresses;

To Landlord:                                 To Tenant:

Sunnyvale Limited Partnership                First Data Merchant Services
Ridge Sunnyvale, Inc.,                          Corporation
c/o Ridge Capital Corporation                Attention: David L. Schlapbach,
Attention: James G. Martell                             Director of Real Estate
257 East Main Street                                    and Counsel
Barrington, Illinois 60010                   5660 New Northside Drive
                                             Suite 1400
                                             Atlanta, Georgia 30328

With a copy to:                              With a copy to:

Gardner, Carton & Douglas                    First Data Merchant Services
Attention: Glen W. Reed                         Corporation
321 North Clark Street                       Attention: Roger L. Pierce, President
Suite 3400                                   700 Hansen way
Chicago, Illinois 60610-4795                 Palo Alto, CA 94303

  Any notice shall be deemed to have been given three (3) days after the date deposited in the United States mail, or on the first business day after sending when delivery by recognized overnight courier providing proof of delivery, in the manner aforesaid.

  Either party, by written notice to the other, shall have the right to change the addresses for notice(s) to be sent to such party, and to add or substitute entities to which a copy of any notice shall be sent by the other party.

  27. Brokerage. Landlord and Tenant acknowledge that no real estate broker brought about this lease transaction. Landlord hereby indemnifies Tenant against the claims of any party claiming by, through or under Landlord in connection with this Lease transaction, and Tenant hereby indemnifies Landlord against the claims of any party claiming by, through or under Tenant in connection with this Lease transaction.

     28. Estoppel. Landlord and Tenant shall, at any time upon not less than twenty (20) days prior written notice, execute and deliver to a prospective new landlord, lender, or assignee or subtenant of Tenant, as the case may be, a statement in writing (i) certifying that this Lease in unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to the party's knowledge, any uncured defaults on the part of the other party hereunder, or so specifying such defaults if any are claimed, and (iii) other reasonable requests that relate to the Lease.

     29.  Hazardous Substances.

     A.  For purposes of this Paragraph 29, "Hazardous Substance" means:

          (i) "Hazardous Substances" as defined by the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.
    (S)9601 et. seq., as amended, and all regulations promulgated thereunder, the Federal Clean Air Act, as amended (42 U.S.C. (S)7401 et seq.) and the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. (S)1317 et seq. as amended and all regulation promulgated thereunder;

          (ii) "Hazardous Waste" as defined by the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. (S)6602 et. seq. as amended and all regulations promulgated thereunder;

          (iii) Any pollutant or contaminant or hazardous, dangerous or toxic chemicals materials or substances within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended;

          (iv) More than 100 gallons of crude oil which is liquid at standard conditions of temperature and pressure (80 degrees Fahrenheit and 14.7 pounds per square inch absolute);

          (v) Any radioactive material, including any source, special nuclear or by-product material as defined in 42 U.S.C. (S)2011 et. seq. as amended or hereafter amended, and all regulations promulgated thereunder;

          (vi) Friable asbestos or any asbestos which becomes friable during the term of this Lease; and

          (vii) Anything defined as a hazardous, toxic or radioactive material, waste or substance or the use, transportation or disposal of which is regulated under applicable California laws or rules and regulations issued pursuant thereof;

(all of the foregoing statutes, laws, ordinance, rules, regulations, and common law theories being sometimes hereinafter collectively referred to as "Envlaws").

     B. Landlord and Tenant acknowledge the environment condition of the Land as described in that certain Site Management Plan prepared by Geomatrix Consultants dated September 5 , 1996, a copy of which Landlord has provided to Tenant. Prior to the Construction Completion Date, Landlord shall cause to be performed all asbestos and soil removal and disposal or other remediation provided for under and in compliance with Section 4.4.7 of the Sale Agreement, as well as all additional environmental clean-up of Hazardous Substances as required by Section 4.4.7 of the Sale Agreement. Landlord shall indemnify, defend and hold Tenant harmless from all damages, costs, losses, expenses (including but not limited to reasonable attorney's fees and engineering fees) arising from any breach by Landlord of the preceding covenant; provided however, the foregoing indemnification shall terminate upon the expiration of one (1) year from the Construction Completion Date. Notwithstanding the foregoing, in no event shall Tenant have the right to terminate this Lease or have any right of set-off arising out of any breach or claimed breach by Landlord in its obligations hereunder; it being expressly acknowledged and agreed that the Base Rent and Additional Rent, and all other charges and sums payable by Tenant hereunder, shall commence at the times provided herein and shall continue to be payable as provided under this Lease.

     C. Tenant shall not allow any Hazardous Substance to be brought on to the Demised Premises and shall not conduct or authorize the generation, transportation, storage, treatment or disposal at the Demised Premises, of any Hazardous Substance other than in quantities incidental to the conduct of Tenant's Use and in compliance with Envlaws; provided, however, nothing herein contained shall permit Tenant to allow any so-called "acutely hazardous", "ultra-hazardous", "imminently hazardous chemical substance or mixture" or comparable Hazardous Substance to be located on or about the Demised Premises.

     D. If the presence, release, threat of release, placement on or in the Demised Premises, or the generation, transportation, storage, treatment, or disposal at the Demised Premises of any hazardous substances as a result of Tenant's operations at the Demised Premises (i) gives rise to liability (including, but not limited to, a responses action, remedial action, or removal action) under Envlaws, (ii) causes a significant public health effect, or (iii) pollutes or threatens to pollute the environment, Tenant shall promptly take any and all remedial and removal action necessary to clean up the Demised Premises and mitigate exposure to liability arising from the hazardous substance, whether or not required by law.

     E. Tenant shall indemnify, defend and hold Landlord harmless from all damages costs, losses, expenses (including, but not limited to, actual attorneys', fees and engineering fees) arising from or attributable to the existence of any hazardous substances at the Demised Premises as a result of Tenant's operations at the Demised Premises, and (ii) any breach by Tenant of any of its covenants contained in this Paragraph 29.

     F. Upon request by Landlord during the term of this Lease, prior to the exercise of any Extension Term, Tenant shall undertake and submit to Landlord an environmental audit from an environmental consulting firm reasonably acceptable to Landlord which audit shall evidence Tenant's compliance with this Paragraph
29. Tenant shall bear the cost of such environmental audit unless such audit discloses that Tenant has complied with the provisions of this Paragraph 29 in which event Landlord shall pay for such audit.

     G. Landlord or Tenant shall give the other prompt written notice upon discovery of any Hazardous Substance at or adjacent to the Demised Premises. Landlord and Tenant's obligations under this Paragraph 29 shall survive termination of the Lease.

     30. Holdover. Should Tenant continue to occupy the Demised Premises after expiration of the term or any renewal thereof and provided Landlord has notified Tenant thirty (30) days prior to the expiration of the term or any renewal term that Landlord is negotiating or has executed a lease with a third party for the Demised Premises or any portion thereof, Tenant shall be deemed to be occupying the Demised Premises without claim or right and Tenant shall pay Landlord all costs arising out of loss or liability resulting from delay by Tenant in so surrendering the Demised Premises as above provided and shall pay a charge for each day of occupancy an amount equal to 150 % the Base Rent (on a per diem basis) then reserved hereunder. In the event Landlord has failed to notify Tenant in writing within thirty (3) days prior to the expiration of the term or any renewal term that Landlord is negotiating or has executed a lease with a third party or the Demised Premises or any portion thereof, Tenant shall be entitled to occupy the Demised Premises for a period of sixty (60) days following expiration of the term for any renewal term on the same terms and conditions as such term or renewal term (including Base Rental and additional rental). Should Tenant continue to occupy the Demised Premises following such sixty (60) day period, Tenant shall be deemed to be occupying the Demised Premises without claim or right and Tenant shall pay Landlord as a full measure of all loss or liability resulting from delay b Tenant in so surrendering the Demised Premises as above provided a charge for each day of occupancy on amount equal to 200% of the Base Rent and Additional Rent ( on a per diem bases then reserved hereunder.

     31.  Surrender.

     A. Under any termination or expiration of this Lease, Tenant shall surrender the Demised Premises in the same condition as existed at the Commencement Date, except for normal wear and tear and damage caused by the fire or other casualty; provided, however, that nothing in this Paragraph 31 is intended to change or diminish Tenant's obligations under any other part of this Lease. Tenant shall remove the Alterations it is required to remove pursuant to the terms of Paragraph 8 hereof. Any damage to the Demised Premises resulting from the removal of such Alterations shall be required by Tenant at Tenant's expense. If the Demised Premises be no surrendered as above set forth, Tenant shall indemnify, defend and hold Landlord harmless against loss or liability resulting from the delay by Tenant in so surrendering the Demised Premises, including, without limitation any claim made by any succeeding occupant founded on such delay.

     All property of Tenant not removed on or before the last day of the term of this Lease (subject to Tenant's right to occupy the Demised Premises following expiration of the term of this Lease as set forth in Paragraph 30 hereof or within fifteen (15) days thereafter shall be deemed abandoned. Tenant hereby appoints Landlord its agent t remove all property of Tenant from the Demised Premises upon termination of this Lease and to cause its transportation and storage for Tenant's benefit, all at the sole cost and risk of Tenant and Landlord shall not be liable for damage, theft, misappropriation or loss thereof and Landlord shall not be liable in any manner in respect thereto. Tenant shall pay all costs and expenses of such removal transportation and storage. Tenant shall reimburse Landlord upon demand of or any expenses incurred by Landlord with respect to removal or storage of abandoned property and with respect to restoring said Demised Premises to good order, condition and repair.

     32. Liens. Landlord shall deliver the Demised Premises to the Tenant free of all mechanic's and materialmen's liens or bond over all such mechanic's and materialmen's liens. Tenant has no authority, express or implied to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interest of Landlord or Tenant in the Demised Premises, or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who furnish material or perform labor for any construction or repairs, and Tenant covenants and agrees that it shall not mortgage, encumber or pledge this Lease or any interest therein. The preceding sentence shall not be construed as prohibiting Tenant from making Alterations as provided in Paragraph 8 above or from permitting any other mechanics or materialmen's lienable work to be performed as long as such work is not prohibited by this Lease. Tenant agrees to indemnify and hold Landlord harmless from any lien filed against the Demised Premises on account of work performed by or on behalf of Tenant and from any and all losses, costs, damages, expenses, liabilities, suites, penalties, claims and damages (including reasonable attorney fees) arising from or relating to such lien. After Tenant's receipt of notice or actual knowledge of the placing of any lien or encumbrance against the Demised Premises, Tenant shall immediately give Landlord written notice thereof. Tenant shall within ten (10) days therefrom remove such lien by payment or bond.

     If Tenant shall fail to discharge such mechanic's lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same by paying to the claimant the amount claimed to be due by procuring the discharge of such lien as to the Demised Premises by deposit in the court having jurisdiction of such lien, a cash sum sufficient to secure the discharge of the same, or by the deposit of a bond or other security with such court sufficient in form, content and amount to procure the discharge of such lien, or in such other manner as is now or may in the future be provide by present or future law for the discharge of such lien as a lien against the Demised Premises. Any amount paid by Landlord, or the value of any deposit so made by Landlord, together with all costs, fees and expenses in connection therewith (including reasonable attorneys' fees of Landlord), together with interest thereon at the rate se forth in Paragraph 33 hereof, shall be repaid by Tenant to Landlord on demand by Landlord and if unpaid my be treated as Additional Rent.

     All materialmen, contractors, artisans, mechanics, laborers and any other person now or hereafter furnishing any labor, services, material, supplies or equipment to Tenant with respect to the Demised Premises, or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same. Notice is hereby given that Landlord shall; not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished or to be furnished to Tenant upon credit, and that no mechanic's lien or other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord in and to the Demised Premises, or any portion thereof.

     33. Interest; Late Charge. Base Rent payable pursuant to Paragraph 3 hereof by Tenant to Landlord under this Lease, if not paid when due, and any other charges payable by Tenant hereunder not paid when due, including any charges, expenses, liabilities or fees in connection with a default by Tenant, shall accrue interest at the rate of prime (as announced from time to time by the First National Bank of Chicago) plus one percent (1%) per annum from the due date until paid, said interest to be in addition to Base Rent and other charges under this Lease and to be paid to Landlord by Tenant upon demand. In addition, if any installment of Base Rent and other charges payable pursuant to this Lease by Tenant to Landlord is not paid within five (5) days after receipt by Tenant of a written notice thereof from Landlord, Tenant shall pay Landlord a late charge in an amount equal to two percent (2%) of the amount then due to defray the increased cost of collecting late payments.

     34. Inspections. Landlord, its agents or employees may, after providing Tenant with at least twenty-four (24) hours prior notice except in an emergency situation, to (a) exhibit the Demised Premises to prospective purchasers or lenders; (b) inspect the Demised Premises to see that Tenant is complying with its obligations hereunder; and (c) exhibit the Demised Premises during the last six (6) months of the term to prospective tenants; provided that Landlord shall comply at all times with Tenant's reasonable security requirements.

     35. Transfer of Landlord's Interest. Tenant acknowledges that Landlord has the right to transfer its interest in the Demised Premises and in this Lease at any time after the date which is eighteen (18) months after the Commencement Date and subject to the provisions of Paragraph 52 hereof, and Tenant agrees that in the event of any such transfer Landlord shall automatically be released from all liability under this Lease except of any liabilities accruing prior to the date of transfer for which Tenant has identified in an estoppel certificate or by written notice to Landlord, and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder; provided, however, any such transferee shall be deemed to have assumed the obligations of Landlord hereunder subject to the conditions and limitations herein contained. Tenant agrees to look solely to Landlord's interest in the Demised Premises for the recovery of any judgment from Landlord, it being agreed that Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation, its directors, officers or shareholders, or if Landlord is a limited liability company, its members or manners, shall never be personally liable for such judgement. Without limiting the generality of the foregoing, Tenant agrees that Landlord may transfer its interest in this Lease to any entity controlled by, controlling or under common control with Landlord, that acquires the Demised Premises and from and after such transfer Landlord shall be released from liability, as aforesaid.

     36. Indemnity. (a) To the fullest extent allowed by law, Tenant shall at all times Indemnify, defend and hold Landlord harmless against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from the conduct or management, or from any work or things whatsoever done in or about the Demised Premises, and will further indemnify, defend and hold Landlord harmless against and from any and all claims arising during the term of this Lease, or arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed, pursuant to the terms of this Lease, or arising from, any act or negligence of Tenant, its agents, servants, employees or licensees, or arising from any accident, injury or damage whatsoever caused to any person, firm or corporation occurring during the term of this Lease, in or about the Demised Premises or upon the sidewalk and the land adjacent thereto, and from and against all costs, attorneys' fees, expenses and liabilities incurred in or about any such claim or action or proceeding by counsel reasonably satisfactory to Landlord. Tenant's obligations under this Paragraph 36 shall be insured by contractual liability endorsement on Tenant's policies of insurance required under the provision of Paragraph 17 hereof.

          (b) Landlord shall protect, indemnify and hold Tenant harmless from and against any and all loss, claims, liability or costs (including court costs and attorneys' fees) incurred by reason of: (a) any damage to any property or any injury (including but not limited to death) to any person occurring in, or on or about the Demised Premises or the Building to the extent that such injury or damage shall be proximately caused by the Landlord's affirmative acts of negligence or willful misconduct of Landlord or its agents, servants or employees; provided, however, that such indemnification shall be limited to the extent of the sum of: (i) amounts of insurance proceeds recovered by Landlord under insurance policies carried by Landlord for such injury or damage, after deductibles, or insurance process that would have been received in the event Landlord had not elected to self-insure, and (ii) the deductible amounts for such claims under such insurance policies. The provisions of this Article shall survive the termination of the Lease with respect to any claims or liability occurring prior to such termination.

          (c) Notwithstanding the foregoing indemnification obligations, Landlord and Tenant both hereby release the other and the other's officers directors, partners, employees and agents from any claim with the indemnified party might have to the extent that the cost of any such claim is reimbursed by insurance proceeds recovered by the releasing party, and both landlord and Tenant shall confirm that their insurance providers shall similarly waive all such claims.

     37. Modification of Lease. The terms, covenants and conditions of this Lease may not be changed orally but only by an instrument in writing signed by the party against whom enforcement of the change is sought. The failure of either party hereto to insist in any one or more cases upon the strict performance of any term, covenant or condition of this Lease to be performed or observed by the other party hereto shall not constitute a waiver of relinquishment for the future of any such term, covenant or condition.

     38. Memorandum of Lease. Neither party shall record this Lease or any of the exhibits and/or riders attached hereto, but shall enter into a "short form" or Memorandum of Lease in recordable form attached hereto as Exhibit F and made a part hereof, which shall set forth the parties, the legal description of the land, a description of the Demised Premises, the Commencement Date and Expiration Date of the term of the Lease, and any options to renew, options to purchase or rights of first refusal granted hereunder.

     39. Paragraph Captions. Paragraph captions herein are for Landlord's and Tenant's convenience only, and neither limit no amplify the provisions of this Lease.

     40. Entire Agreement. This Lease represents the entire agreement between Landlord and Tenant and supersedes all prior agreements, both written and oral. The terms, covenants and conditions of this Lease shall be binding upon and shall inure to the benefit of Landlord and Tenant and therein respective executors, administrators, heirs, distributees, legal representatives successors and assignees.

     41. Choice of Law and Interpretation. This Lease shall be governed by the internal law of the State in which the Demised Premises is situated, without considering such state's choice of law rules. Should any provision of this Lease require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms of any such provision shall be more strictly construed against one party or the other by reason of the rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties hereto have participated in the preparation of this Lease.

     42. Prevailing Party. If either party hereto files a lawsuit against the other party relating to performance or non-performance under this Lease, and the court has entered a judgment in favor of one party on one or more counts and no judgment in favor of the other party on any counts, then the non-prevailing party shall pay the prevailing party's reasonable attorney's fees and costs in connection with the lawsuit.

     43.  Exhibits.  Attached hereto and made a par thereof are the following:

          Exhibit A - Legal Description
          Exhibit B - Site Plan
          Exhibit C - Plans
          Exhibit C-1 Construction Schedule
          Exhibit D - Schedule of Rents
          Exhibit E - Lease Term Agreement
          Exhibit F - Memorandum of Lease
          Exhibit G - Landlord's Development Costs
          Exhibit H - Permitted Exceptions
          Exhibit I - Escrow Agreement

     44. Guarantee. All obligations on the part of Tenant to be paid, performed and complied with are unconditionally guaranteed by First Data Corporation (the "Guarantor") according to the provisions of the Guarantee executed by Guarantor in a form prepared by Landlord.

     45. Independent Covenants. It is the express intent of Landlord and Tenant that (a) the obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and that the Base Rent and Additional Rent, and all other charges and sums payable by Tenant hereunder, shall commence at the times provided herein and shall continue to be payable in all events; (b) all cost or expenses of whatsoever character or kind, general or special, ordinary or extraordinary, foreseen or unforeseen, and of ever kind and nature whatsoever that may be necessary or required in and about the Demised Premises, or any portion thereof, and Tenant's possession or authorized use thereof during the term of this Lease, shall be paid by Tenant and all provisions of this Lease are to be interpreted and construed in light of the intention expressed in this Paragraph 45; (c) the Base Rent specified in Paragraph 3 shall be absolutely net to Landlord so that this Lease shall yield net to Landlord the Base Rent specified in Paragraph 3 in each year during the term of this Lease (unless extended or renewed at a different Base Rent; (d) all Impositions, insurance premiums, utility expenses, repair and maintenance expenses, and all other costs, fees, interest, charges, expenses, reimbursements and obligations of every kind and nature whatsoever relating to the Demised Premises, or any portion thereof, which may arise or become due during the term of this Lease, or any extension or renewal thereof, shall be paid or discharged by Tenant as Additional Rent.

     46. Entry by Landlord. Subject to the provisions of Section 34 hereof, Tenant agrees to permit Landlord or Landlord's mortgagee and authorized representative of Landlord or Landlord's mortgagee to enter upon the Demised Premises at all reasonable times during ordinary business hours for the purpose of inspecting the same and making any necessary repairs to comply with any laws, ordinances, rules, regulations or requirements of any public body, or the Board of Fire Underwriters, or any similar body; provided that Landlord shall comply at all times with Tenant's reasonable security requirements. Nothing herein contained shall imply any duty upon the part of Landlord to do any such work which, under any provision of this Lease, Tenant may be required to perform and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. Landlord may, during the progress of any work, keep and store upon the Demised Premises all necessary material, tools and equipment. Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant by reason of making repairs or the performance of any work in or about the Demised Premises, or on account of bringing material, supplies and equipment into, upon or through the Demised Premises during the course thereof, and the obligations of Tenant under this Lease shall not be thereby affected in any manner whatsoever; provided, however, Landlord shall use all reasonable efforts to conduct any entry into the Demised Premises so as to interfere with the Business of Tenant as little as reasonably practical under the circumstances.

     47.  [Deleted by intent of parties.]

     48. Survival of Obligations. Except as otherwise provided herein to the contrary, all obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration of earlier termination of the term hereof for a period of one (1) YEAR.

     49. Lease Subject to Landlord's Acquisition of Demised Premises. Anything herein to the contrary notwithstanding, it is agreed and acknowledged by the parties hereto that as of the date hereof, Landlord does not own the Demised Premises. Therefore, anteing herein to the contrary notwithstanding, the rights, duties and obligations of Landlord and Tenant hereunder are expressly subject to and contingent upon acquisition by Landlord of the Demised Premises by December 31 , 1997 ("Contingency Date"), upon terms and conditions acceptable to Landlord, in its sole and absolute discretion, including, without limitation, procuring project financing on terms and conditions acceptable to Landlord. In the event Landlord has not acquired the Demised Premises by the Contingency Date on term and conditions acceptable to Landlord, as aforesaid, Landlord shall notify Tenant, and either party may terminate this Lease at any time thereafter (but prior to the date Landlord acquires the Demised Premises) by delivering written notice of such termination to the other party, whereupon the parties shall be released and discharged from any and all obligations and liabilities not therefore accrued under this Lease provided, however, in the event the Lease is so terminated, Tenant shall pay to Landlord, within ten (10) days from the date Landlord has submitted a written statement to Tenant requesting such payment, all amounts incurred by Landlord has submitted a written statement to Tenant requesting such payment all amounts incurred by Landlord in connection with the proposed acquisition and development of the Land, including, without limitation, any earnest money deposit, any costs for required off-site improvements, including sewer and road improvements, all architectural, engineering, environmental, land planning and other consulting fees, all title and survey expenses, all costs associated with the proposed subdivision of Land, any and all fees and expenses associated with procuring construction and/or other financing for the project, any other costs or expenses that would not have been incurred by Landlord had Landlord not been involved in the acquisition and proposed development of the Land and all attorneys, fees associated with any of the foregoing. Landlord agrees to use all reasonable efforts to acquire the Demised Premises on terms and conditions acceptable to Landlord, as aforesaid.

     50.  Americans With Disabilities Act.

     A. In the event that any alteration or repair to the Demised Premises is undertaken by Tenant with or without Landlord's consent, or is undertaken by Landlord at Tenant's request during the term of this Lease (including any renewal or extension thereof) such alteration or repair (i) shall be designed and constructed in full compliance with the Americans With Disabilities Act, as amended from time to time (the "Act") if such alteration or repair is undertaken by Tenant, and (II) shall be designed by Tenant in full compliance with the Act in such alteration or repair is undertaken by Landlord at Tenant's request, and the cost of any such design, alteration or repair to the Demised Premises shall be borne by Tenant, including without limitation (a) the cost of any such design, alteration or repair required as a result of (i) Tenant or an assignee or subtenant being deemed a "Public Accommodation" or the Demised Premises being deemed a "Place of Public Accommodation" or (ii) such alteration or repair being deemed to affect an "Area of Primary Function" (as such terms are defined in the Act); and (b) the cost of the installation or implementation of any "Auxiliary Aid" required under the Act as a result of the operation of any business within the Demised Premises. In addition, Tenant shall be responsible for all costs and expenses incurred or to be incurred in order to cause the Demised Premises and the operation of any business within the Demised Premises to comply with the Act, and, if

Tenant fails to keep and maintain the Demised Premises in compliance with the Act, Landlord shall have the right but not the obligation, at Tenant's sole cost and expense, to enter the Demised Premises and cause the Demised Premises to be put into compliance with the Act; and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all costs, claims and liabilities, including without limitation, attorneys' fees arising from or related to Tenant's failure to maintain and keep the Demised Premises in compliance with the Act.

     B. In connection with its construction of the Landlord's Improvements pursuant to Paragraph 4 hereof, Landlord represents and warrants that the Landlord's Improvements to be constructed in accordance with the Plans will comply in all material respects with all applicable laws, including without limitation, the Act, and Landlord covenants that the Demised Premises delivered to Tenant as of the Construction Completion Date shall comply in all material respects with all applicable laws, including without limitation, the Act. Landlord shall indemnify, defend and hold Tenant harmless from all damages, costs, losses, expenses (including but not limited to reasonable attorneys' fees) arising from any breach by Landlord of the preceding covenant; provided however the foregoing indemnification shall terminate upon the expiration of one
(1) year from the Construction Completion Date. Notwithstanding the foregoing, in no event shall Tenant have the right to terminate this Lease or have any right of set-off arising out of any breach or claimed breach by Landlord in its obligations hereunder; it being expressly acknowledged and agreed that the Base Rent and Additional Rent, and all other charges and sums payable by Tenant hereunder, shall commence at the times provided herein and shall continue to be payable as provided herein.

     51. Reports by Tenant. Upon request by Landlord at any item after 135 days after the end of the applicable fiscal year of Tenant, Tenant shall deliver to Landlord (within 15 days after receipt of written request) a copy of the audited financial statement of any guarantor of Tenant's obligations under this Lease. If such audited statements are not available, Tenant may provide such statements certified by such guarantor's chief financial officer as being true and correct, in accordance with generally accepted principals of accounting consistently applied over the applicable periods. Said financial statements shall only be required in connection with a proposed sale or mortgaging of the Demised Premises and shall be held in confidence by Landlord and any such proposed purchases or lender or their respective successors or assigns. Notwithstanding the foregoing, Tenant shall cause First Data Corporation to submit annual audited financial statements to Landlord and Landlord's mortgagee in the manner set forth herein if First Data Corporation ceases to be a publicly traded company.

     52. Option to Purchase. Subject to the provisions hereinafter set forth, and provided that Tenant is not then in default hereunder, Landlord hereby grants to Tenant the option to purchase the Demised Premises upon the following terms and conditions:

     A. Landlord shall notify Tenant thirty (30) days prior to the date that it intends to make the Demised Premises available for sale to third parties. Included with such notice shall be the proposes purchase price for the Demised Premises,, as well s any other relevant economic terms being offered by Landlord. In no event shall Landlord have the right to convey the Demised Premises or otherwise make the Demised Premises available for sale to third parties until eighteen (18) months after the Commencement Date.

     B. If, at any time after notice is delivered to Tenant as set forth above, Landlord enters into a serious negotiation with a prospective purchaser to purchase the Demised Premises, then Landlord shall notify Tenant in writing of (i) the fact of such negotiation, (ii) the purchase price agreed to between Landlord and such prospective purchaser, and (iii) the other relevant agreed upon economic terms upon which such purchaser would acquire the Demised Premises, and Tenant must within ten (10) business days thereafter, by written notice to Landlord, elect to exercise the option to purchase the Demised Premises upon all of the same terms and conditions as are contained in Landlord's notice to Tenant in which event the parties shall enter into a definitive agreement incorporation said terms and conditions. If Tenant does not elect to purchase, Landlord shall have the right to sell to a third party on the same terms and conditions provided to Tenant or shall submit any modified terms to Tenant in accordance with the above. In no event shall Tenant be afforded more than three (3) opportunities to exercise its option hereunder, in connection with more than three (3) different offers from three
(3) different third parties.

     C. If Tenant exercises its option to purchase hereunder, the closing of such purchase shall occur on the date set forth in the definitive agreement entered into between Landlord and Tenant. At the closing, Tenant shall pay the purchase price via cash or wire transfer of immediately available funds to Landlord, and Landlord shall deliver to Tenant a general warranty deed (or equivalent) to the Demised Premises conveying good and marketable fee simple title in Tenant to the Demised Premises, subject to no liens, encumbrances or other exceptions to title other than the Permitted Exceptions and taxes for the current year, and any exceptions to title that have been caused by Tenant or that Tenant has accepted in writing ( other than any mortgages or other liens, which must be discharged by Landlord at or prior to such closing). On the closing date, Landlord and Tenant shall also execute and deliver such other documents and instruments as are customary in similar transactions and/or reasonably necessary to implement the terms and conditions of this Lease, and to allow Tenant to obtain an extended coverage ALTA owner's title policy insuring Tenant's fee simple ownership of the Demised Premises in accordance with the above.

     D. Landlord covenants and agrees that if any exceptions to title other than the Permitted Exceptions shall be revealed by the deed or title policy, Landlord will at its sole cost and expense clear the title of such exceptions as soon as reasonably practical but, in any event, within six (6) months after the intended closing date (unless Tenant shall in writing extend such period), and the actual closing (including the payment of the purchase price) of such purchase of the Demised Premises shall be delayed until the title thereto has been cleared. Until such time as Tenant's purchase of the Demised Premises is closed as hereinabove provided, Tenant shall continue to occupy and possess the Demised Premises under the terms and conditions of this Lease. If for any reason such purchase is not closed, this Lease shall continue in full force and effect as if Tenant had not exercised the aforesaid option to purchase, and Tenant shall be entitled to retroactively exercise any option for any Extension Term to the extent the normal option election date occurred after Tenant exercised its option to purchase the Demised Premises.

     E. Upon Tenant`s notice to Landlord of the exercise of Tenant's option to purchase, Landlord shall provide Tenant with copies of all surveys, title insurance policies, title instruments and other such documents in Landlord's possession pertaining to the Demised Premises. Tenant shall pay for the cost of the title insurance policy, the cost to prepare any survey required by Tenant and the cost of any escrow or closing services, and any cost or expense in connection with any endorsements to the title policy requested by Tenant. Landlord shall be responsible for the cost of compliance with any subdivision, lot split or similar regulations which are applicable to or in connection with the conveyance of the Demised Premises to Tenant. All rents shall be pro-rated between the parties as of the date of closing. Tenant shall pay the cost of any documentary stamp taxes required for recording the deed, as well as any transfer taxes. Any other maters at closing not specifically provided for herein shall be handled and the cost hereof charged to one or the other or both of the parties as shall be the ordinary custom and practice for the handling of such matters or the apportioning of the cost hereof then prevalent in the City of Sunnyvale, Santa Clara County, California.

     F. The option hereunder may only be exercised by Tenant or a subsidiary, affiliate or related entity of Tenant. If neither Tenant or a subsidiary, affiliate or related entity is then occupying all or a portion of the Demised Premises, Tenant shall have no rights hereunder.

     53. No Third Party Beneficiaries. The obligations of Tenant set forth hereunder (including, without limitation, the obligations set forth in Sections 5A, 7A, 11B and 50), are covenants from Tenant to Landlord only and do not create any third party beneficiaries of such obligations.

     54. Counterparts. This Lease may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

     55. Consents and Approvals. Landlord and Tenant agree that any consents or approvals to be provided by either party will not be unreasonably withheld or delayed unless specifically provided otherwise herein.

     56. Limitation on Damages. In no event shall Landlord or Tenant be liable under any theory of tort, contract, strict liability or other legal or equitable theory for any punitive, special, incidental, indirect or consequential damages, each of which is hereby excluded by agreement of the parties regardless of whether or not any party has been advised of the possibility of such damages.

     57. Tenant's Property. All fixtures, equipment, improvements and appurtenances attached to, or built into, the Demised Premises that are installed by Tenant at Tenant's expense shall be Tenant's property until the termination of this Lease. All of the foregoing items installed at Tenant's expense as well as all paneling, partitions and business and trade fixtures and communication and office equipment which are installed in the Demised Premises by Tenant, and all furniture, furnishing and other articles of movable personal property owned by Tenant and located in the Demised Premises or the Building (all of which are hereinafter referred to as "Tenant's Property") shall belong to TENANT, may be removed by Tenant at any time during the term hereof, and may be removed by Tenant at the end of the term hereof or within fifteen (15) days thereafter, whether as a result of the normal expiration of the term of this Lease or of the early termination of this Lease pursuant to the terms hereof (as a result of Tenant's default hereunder or otherwise). Tenant shall repair any damage resulting from the removal of Tenant's Property and leave the Demised Premises in a commercially reasonable condition. Any items of

Tenant's Property not so removed shall, if not required to be so removed by Tenant pursuant to Paragraph 8 hereof, be deemed abandoned and retained by Landlord as its property thereafter.

     Landlord waives any landlord or other lien it may have on Tenant's Property and shall not seek to enforce same, whether upon Tenant's default or otherwise.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.


                             LANDLORD:

                             SUNNYVALE PARTNERS LIMITED
                             PARTNERSHIP, an Illinois limited partnership

                             By:   Ridge Sunnyvale, Inc.
                             Its:  General Partner

                                  By:   /s/ James Small
                                        -------------------------------

                                  Its:  President
                                        -------------------------------

                             TENANT:

                             FIRST DATA MERCHANT SERVICES
                              CORPORATION, a Florida corporation

                             By:    /s/ David Schlapbach
                                    -----------------------------------

                             Its:   Assistant Secretary
                                    -----------------------------------

                                      XXX

                               Legal Description
                               -----------------

Real Property in the City of Sunnyvale, County of Santa Clara, State of California described as follows:

Beginning at the Southeasterly corner of that certain 5.58 acre parcel of land described in the Deed to Stauffer Chemical Company, a California Corporation as said Deed is filed for record in Book 1331 Official Records, Page 256 in the Office of the Recorder of said County said Point of Beginning being in the centerline of Fremont Avenue;

Thence from said Point of Beginning, south 89 degrees 48' West along said centerline of Fremont Avenue 409.86 feet to the Easterly line of the land described in the Deed to said Stauffer Chemical Company, filed for record in Book 2891 Official Records, Page 325 in the Office of the Recorder of Said County;

Thence continuing South 89 degrees 48' West along said centerline 143.22 feet to the centerline of Stevens Creek as shown on the Map of the I.J. Truman Subdivision No. 2 filed for record October 3, 1904 in Vol. "F-3" of Maps, Page 99 in the Office of the Recorder of said County last said point being also the Southwesterly corner of Lot 24 of said subdivision;

Thence leaving Fremont Avenue and running along the centerline of Stevens Creek and the Westerly boundary of Lot 24 as shown on said Subdivision Map the following courses:

North 50 degrees West 46.20 feet; thence North 15 degrees 45' West (North 16 degrees 45' West Truman Sub.) 118.80 feet; thence North 1 degree East 135.30 feet; thence North 37 degrees 30' East 264.00 feet; thence North 74 degrees East
178.20 feet; thence North 35 degrees 15' East 126.72 feet; thence North 23 degrees 30' East 96.66 feet; thence North 61 degrees 45' East to the point of intersection of said centerline of Stevens Creek with the Northerly prolongation of the Easterly line of said 5.58 acre parcel; thence South 0 degrees 01' West leaving said boundary of Lot 24, along said prolongation and Easterly line,
823.39 feet to the Point of Beginning.

Excepting therefrom the lands described in the Deed from said Stauffer Chemical Company to the State of California recorded in Book 5541 Official Records, Page 263 in the Office of the Recorder of said County:

Commencing at the Southeasterly corner of that certain 5.58 acre parcel of land conveyed to Stauffer Chemical Company, a Corporation, by Deed recorded February 16, 1946 in Book 1331 at Page 256, official Records of Santa Clara County;

Thence along the Easterly line of said parcel and the Northerly prolongation thereof North 1 degree 00' 41" East 823.39 feet to the general Westerly line of the parcel of land conveyed to Stauffer Chemical Company, a Corporation, by Deed recorded June 10, 1954 in Book 2891 at Page 325, Official Records of Santa Clara County; thence along last said line South 62 degrees 40' 37" West, 197.03 feet to a line parallel with and distant 48.00 feet Westerly, at right angles, from the "ME" line of the Department of Public Works' Survey for the State Freeway in Santa Clara County, Road V-SC1-114-A; thence along said parallel line South 16 degrees 01' 13" East, 479.62 feet; thence, South 9 degrees 06' 48" East,
167.07 feet; thence along a tangent curve to the right with a radius of 40.00 feet, through an angle of 99 degrees 50' 37", an arc length of 69.70 feet to a line parallel with and distant 60.00 feet, Northerly, at right angles, from the centerline of Fremont Avenue (60.00 feet wide); thence along last said parallel line, North 89 degrees 16; 11: West, 115.00 feet; thence south 76 degrees 50' 32" West, 124.99 feet; thence South 0 degrees 43' 49" West 30.00 feet to said centerline; thence along last said line South 89 degrees 16' 11" East 278.00 feet to the point of commencement.

                                   EXHIBIT B

                                 THE PREMISES
                                 ------------

                                                                       EXHIBIT B


                                    SUBLEASE

                                 BY AND BETWEEN

                   FIRST DATA MERCHANT SERVICES CORPORATION,
                     A SUBSIDIARY OF FIRST DATA CORPORATION

                                   SUBLESSOR

                                      AND

                            SOFTWARE.NET CORPORATION

                                   SUBTENANT

                                                                       EXHIBIT B

                               TABLE OF CONTENTS


Incorporation of Recitals...........................................   1

Demise and Term.....................................................   1

Subtenant Improvements Allowance....................................   2

Subtenant Alterations...............................................   3

Use.................................................................   3

Subordinate to Main Lease...........................................   4

Compliance with Main Lease..........................................   4

Performance by Sublessor............................................   5

No Breach of Main Lease.............................................   5

No Privity of Estate................................................   5

Indemnity...........................................................   5

Rent................................................................   6

Condition of Premises...............................................   7

Consents and Approvals..............................................   7

Notice..............................................................   7

Termination of Main Lease...........................................   8

                                                                       EXHIBIT B

Maintenance and Repair..............................................   8

Assignment and Sublettings..........................................   8

Insurance...........................................................   9

Right to Cure Subtenant's Defaults and Damages......................   9

Remedies of Sublessor...............................................  10

Brokerage...........................................................  11

Waiver of Jury Trial and Right to Counterclaim......................  11

No Waiver...........................................................  11

Complete Agreement..................................................  11

Successors and Assigns..............................................  11

Interpretation......................................................  12

Consent of Landlord Under Main Lease................................  12

Holding Over........................................................  12

Security Deposit....................................................  12

Counterparts........................................................  13

No Offer............................................................  13

Hazardous Materials.................................................  13

                                                                       EXHIBIT B

Signage..............................................................  13

Parking..............................................................  14

                                   SUBLEASE
                                   --------


     THIS SUBLEASE ("Sublease") is made and dated as of the ___ day of, _______ 1998, by and between FIRST DATA MERCHANT SERVICES CORPORATION, a Florida corporation, having an address of 5660 New Northside Drive, Suite 1400, Atlanta, Georgia 30328 ("Sublessor") and SOFTWARE.NET CORPORATION, a California corporation having an address of 1195 West Fremont Avenue, Sunnyvale, California ("Subtenant").

                                  WITNESSETH:
                                  -----------

     WHEREAS, Sublessor is tenant under that certain Build-To-Suit Lease Agreement dated as of March 18, 1997 (the "Main Lease") with Sunnyvale Partners Limited Partnership, an Illinois limited partnership ("Overlandlord") as landlord, whereby Overlandlord leased to Sublessor land and improvements consisting of a to-be constructed two-story office building containing approximately 75,197 rentable square feet of office space located at 1195 West Fremont Avenue, Sunnyvale; California (the "Building");

     WHEREAS, the Building has since been constructed; and

     WHEREAS, Sublessor desires to sublet a portion of the Building comprised of approximately 52,185 rentable square feet located on the first and second floors of the Building as more particularly shown and described on Exhibit B attached hereto and incorporated herein by this reference (the "Premises") to Subtenant, and Subtenant desires to sublet the Premises from Sublessor,

     WHEREAS, the parties are agreeable to entering into a sublease of the Premises on the terms and conditions set forth below; and

     WHEREAS, unless otherwise defined in this Sublease, all capitalized terms used herein have the meanings set out for them in the Main Lease.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, for and in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby, acknowledged, Sublessor and Subtenant hereby agree as follows:

     1. Incorporation of Recitals. The foregoing recitals are incorporated into and made a part of this Sublease as if each were specifically recited herein.

     2. Demise and Term. Sublessor hereby subleases the Premises to Subtenant, and Subtenant hereby hires and accepts the Premises from Sublessor. The Premises shall include the non-exclusive appurtenant right to the use, in common with others, of the lobbies, entrances, stairs, corridors, elevators and other public portions of the Building. The term of this Sublease (the "Term") shall be the period commencing July 1, 1998 (the "Commencement Date"), and ending at 12:01 a.m. on the date which is sixty-two (62) months after the Commencement Date (the "Expiration Date"), unless sooner terminated as herein provided. Subtenant shall have no option to renew or extend the term of this Sublease or to expand the Premises.

     3. Subtenant Improvements and Allowance. Sublessor agrees to contribute a maximum amount of One Dollar and no/100 ($1.00) per square foot of rentable area of the Premises for the completion of the Subtenant Improvements (as hereinafter defined) ("Allowance") as more specifically set forth in this
Section 3.

          a. Subtenant Improvements shall mean such items of general applicability to office space that Subtenant desires to be installed in the interior of the Premises. Subtenant shall deliver to Sublessor a space plan for the Premises (the "Space Plan"), which Space Plan shall be subject to the approval of Sublessor, which approval shall not be unreasonably withheld. Upon Sublessor's approval of the Space Plan, Subtenant shall engage and pay for the services of a licensed architect to prepare complete and detailed working drawings and specifications for the construction of the Subtenant Improvements, showing thereon all Subtenant Improvements (the "Drawings"). The Drawings shall be subject to the approval of Sublessor, which approval shall not be unreasonably withheld. If Sublessor should disapprove such Drawings, Sublessor shall specify to Subtenant the reasons for its disapproval and Subtenant shall cause the same to be revised to meet the Sublessor and Subtenant's mutual reasonable satisfaction and Subtenant shall resubmit the same to Sublessor, as so revised. It is understood by the parties that Subtenant has elected to retain a general contractor and arrange for the construction and installation of the Subtenant Improvements itself in a good and workmanlike manner [ by labor union contractors and subcontractors?] (the "Work"). Subtenant shall submit to Sublessor the name of the general contractor and major subcontractors for Sublessor's approval, which shall not be unreasonably withheld, or, at Sublessor's option, Subtenant shall select its general contractor and major subcontractors from a list pre-approved by Sublessor. If Sublessor shall reject the general contractor or any major subcontractor, Sublessor shall advise Subtenant of the reasons in writing and Subtenant shall choose another contractor. Along with Subtenant's notice of its general contractor and major subcontractors, Subtenant shall notify Sublessor of it estimate of the total costs of the Work and, at Sublessor's option, Subtenant must provide to Sublessor adequate assurance that Subtenant has the financial resources to pay for such costs. Subtenant's contractors shall be duly licensed and shall obtain and provide to Sublessor with certificates evidencing worker's compensation, public liability and property damage insurance in amounts and forms and with companies satisfactory to Sublessor. Subtenant's agreement with its contractors shall require such contractors to provide daily cleanup of the work area to the extent such clean up is necessitated by the Work, and to take reasonable steps to minimize interference with other tenants' use and occupancy of the Building. Subtenant and Subtenant's contractors shall comply with any other reasonable rules, regulations or requirements that Sublessor or Overlandlord shall impose. Subtenant may request reasonable changes in the Drawings provided that no change shall be made to the Drawings without Sublessor's prior written approval, which shall not be unreasonably withheld or delayed; (b) no such request shall effect any structural change in the Building or otherwise render the Premises or Building in violation of applicable laws; (c) Subtenant shall be responsible for all costs of same; and (d) such requests shall constitute agreement by Subtenant to any delay in completion caused by Sublessor's reviewing and processing such change. Subtenant shall promptly pay any and all costs and expenses in connection with or arising out of the performance of the Work and shall furnish to Sublessor evidence of such payment upon request. Subtenant agrees not to suffer or permit any mechanic, materialman, architect, broker or other lien to be placed or filed against the Premises or the Building. In case any such lien shall be filed, Subtenant shall immediately file and release such lien of record. If Subtenant shall fail to have such lien immediately satisfied and released, Sublessor may, on Subtenant's behalf, without being responsible for any investigation as to the validity of such lien and without limiting any other remedies Sublessor may have, pay the same and Subtenant shall upon demand pay Sublessor the amount so paid.

          b. Upon completion of the Work, Subtenant may submit to Sublessor a request in writing for the Allowance which request shall include: (i) as-built drawings showing all of the Subtenant Improvements; (ii) a detailed breakdown of final and total costs, together with receipted invoices showing payment thereof;
(iii) a certified written statement from the architect that the Subtenant Improvements have been completed in compliance with the Drawings; (iv) final lien waivers and releases from the architect, general contractor and all subcontractors and suppliers; and (iv) a copy of a certificate of occupancy for the Premises. Provided the request includes all of the foregoing, Sublessor shall pay the Allowance to Subtenant within 30 days of Sublessor's receipt of such request and all supporting documentation.

          c. Subtenant hereby acknowledges and agrees that it is Subtenant's sole and exclusive responsibility to cause the Premises and Drawings to comply with all applicable laws, including the Americans with Disabilities Act and other ordinances, orders, roles, regulations and requirements of all governmental authorities having jurisdiction thereof. Notwithstanding anything to the contrary contained in the Sublease or herein, Sublessor's participation in the preparation of the Space Plan, the Drawings and/or the Subtenant Improvements shall not constitute any representation or warranty, express or implied, that the (i) Drawings are in conformity with applicable codes, regulations or roles or (ii) the Subtenant Improvements, if built in accordance with the Drawings will be suitable for Subtenant's intended purposes. Subtenant acknowledges and agrees that the Subtenant Improvements are intended for use by Subtenant and the requirements for such improvements are not within the special knowledge of Sublessor.

          d. Subtenant shall repair or replace (or at Sublessor's election, reimburse Sublessor for the cost of repairing or replacing) any portion of the Building or Premises or Sublessor's property damage, lost or destroyed in connection with the Work and shall indemnify, defend and hold Sublessor harmless from and against any and all losses, costs, damages, expenses and liabilities, including without limitation reasonable attorneys fees, incurred by Sublessor in connection with the Work, including but not limited claims based on personal injury or property damage, contract claims and/or lien claims.

          e. There shall be no delay in the Commencement Date or the payment of rent due to any delay in the Work.

     4. Subtenant Alterations. Subtenant shall not make any alterations, additions, or improvements to the Sublet Premises without the prior consent of Sublessor. Sublessor's approval of the Drawings in accordance with Section 3 hereof shall be considered "prior consent" to the Work for proposes of this section. All alterations, installations, removals and restoration shall be performed in a good and workmanlike manner so as not to damage or alter the primary structure or structural qualities of the Building and other improvements situated on the Sublet Premises or of which the Sublet Premises are a part. All alterations, installations, removals and restoration shall in addition be subject to the requirements of Section 3 hereof (with the exception of the payment of the Allowance, which is a one-time Allowance payable only in connection .with the Work). All alterations, additions or improvements to the Sublet Premises, including the Work, shall, at Sublessor's sole discretion, either be removed by Subtenant prior to the end of the Term or earlier termination thereof, or shall remain on the Premises at the end of the Term.

     5. Use. Subtenant shall occupy and use the Premises only for research and development and general office purposes and otherwise in strict compliance with the allowable uses set forth in Section 5 of the Main Lease. Subtenant shall not commit or suffer to be committed any annoyance waste, nuisance or any act or thing which is against public policy, or which may disturb the quiet enjoyment of Sublessor or any other tenant or occupancy of the Building. Subtenant agrees not to deface or damage the Building in any manner. Subtenant shall not use the Premises for any unlawful purposes.

     6. Subordinate to Main Lease. This Sublease is and shall be subject and subordinate to the Main Lease. A copy of the Main Lease (from which certain economic terms have been excised) is attached hereto as Exhibit A and made a part hereof. Sublessor agrees that it will not voluntarily enter into any agreement with Overlandlord which would result in the termination of the Main Lease prior to the Expiration Date or which would negatively affect the rights or obligations of Subtenant under this Sublease. Sublessor shall notify Subtenant of any involuntary change.

     7. Compliance with Main Lease. Except as set forth in the immediately succeeding sentence, the terms, covenants and conditions of the Main Lease (the "Incorporated Provisions") are incorporated herein by reference. Sections 1,2,3,4,6, 7(B), 8, 9, 15, 16(E), 17(E), 22, 23, 44 and 52 and Exhibits B, C, D,
E, F, G and I of the Main Lease are specifically excluded from the Incorporated Provisions. Except to the extent that the Incorporated Provisions are inapplicable or are modified by the provisions of this Sublease, the Incorporated Provisions binding or inuring to the benefit of the landlord thereunder shall, in respect of this Sublease, bind or inure to the benefit of Sublessor, and the Incorporated Provisions, binding or inuring to the benefit of the tenant thereunder shall, in respect of this Sublease, bind or inure to the benefit of Subtenant with the same force and effect as if such Incorporated Provisions were completely set forth in this Sublease, and as if the words "Landlord" and "Tenant" or words of similar import, wherever the same appear in the Incorporated Provisions, were construed to mean, respectively, "Sublessor and "Subtenant" in this Sublease, and as if the words "Premises," or words of similar import, wherever the same appear in the Incorporated Provisions, were construed to mean "Premises" in this Sublease, and as if the word "Lease," or words of similar import, wherever the same appear in the Incorporated Provisions, were construed to mean this "Sublease."

          (a) The time limits contained in the Main Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the tenant thereunder, or for the exercise by the tenant thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by 5 days, so that in each instance Subtenant shall have 5 days less time to observe or perform hereunder than Sublessor has as the tenant under the, Main Lease, except that:

               (i) any such time limits which are 7 days or less shall instead be shortened in each instance by 3 business days, and

               (ii) any such time limits which are 3 days or less shall instead be shortened in each instance so that such time limits shall expire 1 business day prior to the expiration of such time limits under the Main lease.

          (b) If any of the express provisions of this Sublease shall conflict with any of the Incorporated Provisions, such conflict shall be resolved in every instance in favor of the express provisions of this Sublease. If Subtenant receives any notice or demand from Overlandlord under the Main Lease, Subtenant shall deliver a copy thereof to Sublessor by overnight courier the next business day or as soon thereafter as is reasonably possible but in no event later than two business days after Subtenant's receipt of such notice. If

     Sublessor receives any notice of default from Overlandlord under the Main Lease, Sublessor shall deliver a copy thereof to Subtenant by overnight courier the next business day or as soon thereafter as is reasonably possible but in no event later than two business days after Sublessor's receipt of such notice.

     8. Performance by Sublessor. Sublessor shall not be required to furnish, supply or install anything required under any article of the Main Lease. Sublessor shall have no liability or responsibility whatsoever for Overlandlord's failure or refusal to perform under the Incorporated Provisions. Subtenant shall have the right to instruct Overlandlord with respect to the performance by Overlandlord of Overlandlord's obligations as landlord under the Main Lease. Upon Sublessor's receipt of a written notice from Subtenant that Sublessor has failed to perform an obligation under the Incorporated Provisions, (because of a failure of Overlandlord to perform its obligation under the Main Lease) then Sublessor may, at its sole and exclusive option either (a) use its reasonable efforts to cause Overlandlord to observe and perform the same, provided, however, that Sublessor does not guarantee Overlandlord's compliance with the Incorporated Provisions, or (b) direct Subtenant to pursue its claim directly against Overlandlord which shall be done at Subtenant's sole cost and expense. Subtenant shall not in any event have any rights in respect of the Premises greater than Sublessor's rights under the Main Lease. Notwithstanding any provision to the contrary contained herein, as to Incorporated Provisions, Sublessor shall not be required to make any payment or perform any obligation, and Sublessor shall have no liability to Subtenant for any matter whatsoever, except for (i) Sublessor's obligation to pay the rent due under the Main Lease, and (ii) Sublessor's obligation to use reasonable efforts, upon the written request of Subtenant, to cause Overlandlord to observe and/or perform its obligations under Main Lease (or, in the alternative, to direct Subtenant to pursue its claim against Overlandlord). Sublessor shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building, by Overlandlord or otherwise, including, without limitation, heat, air conditioning, water, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any: (i) abatement, diminution or reduction of Subtenant's obligations under this Sublease; (ii) constructive eviction, whether in whole or in part; or (iii) liability on the part of Sublessor.

     9. No Breach of Main Lease. Subtenant shall not do or permit to be done any act or thing which may constitute a breach or violation of any term, covenant or condition of the Main Lease.

     10. No Privity of Estate. Nothing contained in this Sublease shall be construed to create privity of estate or privity of contract between Subtenant and Overlandlord.

     11. Indemnity. Subtenant hereby does and shall indemnify, defend and hold harmless Sublessor from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys' fees, which Sublessor may incur or pay by reason of: (i) Subtenant's use, occupancy or management of the Premises; (ii) any accidents, damages or injuries to persons or property occurring in, on or about the Premises; (iii) any breach or default hereunder on Subtenants part; (iv) any work done by or on behalf of Subtenant in or to the Premises, (v) the breach or inaccuracy of any representation or warranty made by Subtenant hereunder, or (vi) any act, omission or negligence occurring in, on or about the Premises on the part of Subtenant and/or its officers, employees, agents, customers, invitees or any person claiming through or under Subtenant.

     12.  Rent.

          (a) Subtenant shall pay to Sublessor base rent (the "Base Rent") as follows:

               Period                Monthly Rent Per Square Foot  Monthly Rent       Annual Rent
              -------                ----------------------------  ------------      -------------
     July 1, 1998 - June 30, 1999                 $2.85             $148,727.25       $l,784,727.00
     July 1, 1999 - June 30, 2000                 $2.96             $154,467.60       $1,853,611.20
     July 1, 2000 - June 30, 2001                 $3.08             $160,729.80       $1,928,757.60
     July 1, 2001 - June 30, 2002                 $3.20             $166,992.00       $2,003,904.00
     July 1, 2002 - June 30, 2003                 $3.33             $173,776.05       $2,085,312.60

          (b) Subtenant shall pay the Monthly Base Rent to Sublessor in advance of the first day of each month during the Term at the offices of Sublessor identified at the beginning of this Sublease or elsewhere as Sublessor shall direct. Subtenant shall pay to Sublessor the first installment of Monthly Base Rent upon Subtenant's execution of this Sublease. In addition to the Monthly Base Rent, Subtenant shall also be responsible for and pay the applicable material or service provider (including as the ease may be, Sublessor Or Overlandlord) directly for any and all other amounts payable with respect to providing: (i) gas, heat, air conditioning, electricity, telephone, water, sewer, security services and janitorial services to the Premises; and (ii) Subtenant's Proportionate Share (as defined in the following sentence) of all costs with respect to the Building's common area and systems, and the Building structure, including without limitation costs of maintenance, repair and replacement of the Building structure common area and systems, costs of utilities and security for the common areas and a property management fee to the property manager selected by Sublessor or Overlandlord; and (iii) Subtenant's Proportionate Share of any other operating expenses to be paid by Sublessor under the Main Lease, including without limitation, the Impositions and insurance costs. Subtenant's Proportionate Share shall be Sixty-Five and one-half percent (65.5%). All of the foregoing amounts shall be hereinafter collectively referred to as the "Additional Charges".

          (c) "Rent" (which term shall include the Base Rent and my Additional Charges) shall be paid promptly when due, without notice or demand therefor and without deduction, abatement, counterclaim or setoff of any amount for any reason whatsoever. Base Rent and Additional Charges shall be paid to Sublessor by good unendorsed check of Subtenant at the address of Sublessor set forth at the beginning of this Sublease or to such other person and/or at such other address as Sublessor may from time to time designate by notice to Subtenant. No payment by Subtenant or receipt by Sublessor of any lesser amount than the amount stipulated to be paid hereunder shall be deemed other than on account of the earliest stipulated Base Rent or Additional Charges due under this Sublease; nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction, and Sublessor may accept any check or payment without prejudice to Sublessor's right to recover the balance due or to pursue any other remedy available to Sublessor.

          (d) Upon the execution of (i) this Sublease by both Sublessor and Subtenant and (ii) consent to this Sublease by Overlandlord as provided herein, Subtenant shall be authorized to take possession of the Premises seven (7) days prior to the Commencement Date for the limited purpose of installing its equipment. Subtenant hereby agrees that if Subtenant takes possession of the Premises prior to the Commencement Date, then from and after the date Subtenant takes possession of the Premises (the "Possession Date"), all of Subtenant's obligations and duties under this Sublease shall be effective. Notwithstanding anything in this Sublease to the contrary, with the exception of the Allowance, Subtenant shall pay all charges incurred by Subtenant (including but not limited to fees, if any, charged by Overlandlord) in connection with Subtenant's relocation to the Premises, the installation of all equipment and utility services for the Premises which axe required by Subtenant, including, but not limited to, telephones, computers, and additional electric service.

     13. Condition of Premises. Sublessor shall deliver the Premises to Subtenant on the Commencement Date in "as is/where is" condition. Sublessor shall have no obligations under this Sublease or otherwise to perform any work, alterations, installations or to remove any asbestos or asbestos containing material (collectively, "ACM"), if any, from the Premises or elsewhere. Sublessor makes no representations or warranties whatsoever with respect to the presence of ACM in the Premises. In making and executing this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make. Subtenant acknowledges that Sublessor has afforded Subtenant the opportunity for full and complete investigations, examinations, and inspections of the Premises.

     14. Consents and Approvals. In any instance when Sublessor's consent or approval is required under this Sublease, Sublessor's refusal to consent to or approve any matter or thing shall be deemed reasonable and in good faith if such consent or approval has not been obtained from Overlandlord; provided however, Sublessor covenants to use reasonable efforts, at the sole cost and expense of Subtenant (including, without limitation, reasonable attorneys' fees and expenses), to obtain the consent or approval of Overlandlord and will indicate to Overlandlord in those cases where its approval is conditioned upon Overlandlord's approval that it has no objection thereto and agrees that if such consent of Overlandlord shall not be required, Sublessor shall not unreasonably withhold or delay its consent to such matter. In the event that Subtenant shall seek the approval by or consent of Sublessor and Sublessor shall fail or refuse to give such consent or approval, Subtenant shall not be entitled to any damages from Sublessor for any withholding or delay of such approval or consent by Sublessor.

     15. Notice. All notices, consents, approvals, demands and requests which are required or desired to be given by either party to the other hereunder shall be in writing and shall be personally delivered, sent by telefax or by reputable overnight courier delivery service or sent by United States registered or certified mail and deposited in a United States post office, return receipt requested and postage prepaid. Notices, consents, approvals, demands and requests which are served upon Sublessor or Subtenant in the manner provided herein shall be deemed to have been given or served for all purposes hereunder on the day personally delivered or refused, the next business day after sending by overnight courier as aforesaid, on the third business day after mailing as aforesaid, or, if via telefax, on the date of transmission. All notices, consents, approvals, demands, and requests given to Sublessor or Subtenant shall be addressed to the address set forth at the beginning of this Sublease with notices to Sublessor being addressed to the attention of Vice President - Real Estate with a copy at the same time and in the same manner to Property Administration, First Data Card Services Group, 11204 Chicago Circle, Omaha, NE 68154, Attention: Eileen Murdoch. Either party may from time to time change the names and/or addresses to which notices, consents, approvals, demands and request shall be addressed by a notice given in accordance with the provisions of this Paragraph.

     16. Termination of Main Lease. If for any reason the term of the Main Lease shall terminate prior to the Expiration Date, this Sublease shall thereupon be terminated and Sublessor shall not be liable to Subtenant by reason thereof unless both (a) Subtenant shall not then be in default hereunder, and
(b) said termination shall have been effected because of the breach or default of Sublessor as tenant under the Main Lease.

     17. Maintenance and Repairs. Subtenant shall, at Subtenant's sole cost and expense, keep and maintain the Premises in good condition and repair, including without limitation, all necessary maintenance and repairs to all portions of the Premises and all exterior entrances, all glass, window casements, show window moldings, all partitions, doors, doorjambs, door closers and hardware fixtures exclusive of normal maintenance services. All damage or injury to the Building and/or common areas in which the same are located, caused by the negligence of Subtenant, its employees, agents or visitors, shall be repaired by Subtenant at Subtenant's sole cost and expense. Subtenant shall promptly replace any portion of the Premises which cannot be fully repaired, regardless of whether the benefit of such replacement extends, beyond the Term. It is the intention of Sublessor and Subtenant that, at all times during the Term, Subtenant shall, at its cost, maintain the Premises in compliance with all applicable laws and in the same condition as existed upon the Commencement Date of the Sublease, reasonable wear and tear excepted. Notwithstanding the foregoing, Sublessor hereby agrees to perform the repair obligations for the Building as described in Section 7(A) of the Main Lease and Subtenant agrees to reimburse Sublessor for its Proportionate Share of such repair costs after the opportunity to review Sublessor's receipts for such repair costs. The cost of any repair which is capital in nature shall be amortized on a straight line basis over its useful life ("Useful Life") at an interest rate not to exceed ten percent (10%) and Subtenant shall reimburse Sublessor the amount equal to Subtenant's Proportionate Share of the annualized amortization during the Term of this Sublease. The Useful Life of a capital item shall be determined using the United States Internal Revenue Service standard depreciation schedule in effect on the date that the applicable capital expenditure is made. Subtenant shall also reimburse Subtenant's Proportionate Share of the annualized amortization of any improvement or replacement which is capital in nature, provided that the item is intended to result in a cast savings, then only to the extent of saving actually realized. Subtenant shall not be required to reimburse Sublessor for any changes, alterations or improvements to any portion of the Building first required by any law or regulation prior to the Term Commencement Date, to the extent not attributable to Subtenant's use and occupancy of the Premises.

     18. Assignment and Subletting. Subtenant shall not, by operation of law, merger, consolidation or otherwise, assign, sell, mortgage, pledge or in any manner transfer this Sublease or any interest therein, or sublet the Premises or any part or parts thereof, or grant any concession or license or otherwise permit occupancy of all or any part of the Premises by any person, except with the prior written consent of Sublessor. Sublessor shall not unreasonably withhold its consent to an assignment of this Sublease by Subtenant (which assignment may nevertheless require the consent of Overlandlord), provided that the assignee proposed by Subtenant shall demonstrate to the reasonable satisfaction of Sublessor that such proposed assignee has a net worth and financial capacity equal to or greater than the net worth and financial capacity of Subtenant. Neither the consent of Sublessor to an assignment, subletting, concession or license, nor the references in this Sublease to assignees, subtenants, concessionaires or licensees, shall in any way be construed to relieve Subtenant of the requirement of obtaining the consent of

Sublessor to any further assignment, subletting, concession or license for all or any part of the Premises. In the event Sublessor consents to any assignment of this Sublease, the assignee shall execute and deliver to Sublessor an agreement in form and substance satisfactory to Sublessor whereby the assignee shall assume all of Subtenant's obligations under this Sublease from and after the date of the assignment. Notwithstanding any assignment or subletting, including, without limitation, any assignment or subletting permitted or consented to, the original Subtenant named herein and any other person(s) who at any time was or were Subtenant shall remain fully liable on this Sublease, and if this Sublease shall be amended, modified, extended or renewed, the original Subtenant named herein and any other person(s) who at any time was or were Subtenant shall remain fully liable on this Sublease as so amended, modified, extended or renewed. Any violation of any provision of this Sublease by any assignee, subtenant or other occupant shall be deemed a violation by the original Subtenant named herein, the then Subtenant and any other person(s) who at any time was or were Subtenant, it being the intention and meaning that the original Subtenant named herein, the then Subtenant and any other person(s) who at any time was or were Subtenant shall all be liable to Sublessor for any and all acts or omissions of any and all assignees, subtenants and other occupants of the Premises claiming by, through or under Subtenant. If this Sublease shall be assigned or if the Premises or any part thereof shall be sublet or occupied by any person or persons other than the original Subtenant named herein, Sublessor may collect rent from any such assignee and/or any subtenants or occupants, and apply the net amounts collected to the Base Rent and Additional Charges, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Paragraph, or the acceptance of the assignee, subtenant or occupant as Subtenant, or a release of any person from the further performance by such person of the obligations of Subtenant under this Sublease.

     19. Insurance. Subtenant shall provide and maintain throughout the term of this Sublease a policy or policies of comprehensive public liability insurance in standard form naming Sublessor and Overlandlord as additional insurance and otherwise complying with Section 17 of the Main Lease with limits of not less than $2,000,000.00 combined single limit for both bodily injury or death and for property damage, including water damage. A policy, binder or other reasonable satisfactory evidence of such insurance shall be delivered to Sublessor by Subtenant no less than ten (10) days before the Possession Date. Subtenant shall procure and pay for renewals or replacements of such insurance from time to time before the expiration thereof, and Subtenant shall deliver to Sublessor such renewal or replacement policy or binder or other reasonably satisfactory evidence of such insurance at least 30 days before the expiration of any existing policy. All such policies shall be issued by companies licensed to do business in the State of California and shall contain a provision whereby the same cannot be cancelled or modified unless Sublessor is given at least 30 days' prior written notice by certified or registered mail of such cancellation or modification.

     20. Right to Cure Subtenant's Defaults and Damages. If Subtenant shall at any time fail to make any payment or perform any other obligation of Subtenant hereunder within the applicable cure period, if any, then Sublessor shall have the right, but not the obligation, after five days' notice to Subtenant, or without notice to Subtenant in the case of any emergency, and without waiving or releasing Subtenant from any obligations of Subtenant hereunder, to make such payment or perform such other obligation of Subtenant in such manner and to such extent as Sublessor shall deem necessary, and in exercising any such right, to pay any incidental costs and expenses, employ attorneys, and incur and pay reasonable attorneys' fees. Subtenant shall pay to Sublessor upon demand all sums so paid by Sublessor and all incidental costs and expenses of Sublessor in connection therewith, together with interest thereon at the rate of 2% per calendar month or any part thereof or the then maximum rate of interest which may lawfully be collected from Subtenant, whichever shall be less, from the date of the making of such expenditures.

     21.  Remedies of Sublessor.

          (a) "Default" shall mean a default by Subtenant under any provision of this Sublease which default has not been cured within any applicable grace or cure period.

          (b) If a Default occurs, Sublessor shall have, in addition to all its rights and remedies contained in the Incorporated Provisions pursuant to
     Section 4 hereof, the following rights and remedies; all of Sublessor's rights and remedies under this Sublease are distinct, separate and cumulative, and none will exclude any other right or remedy allowed by law:

               (i) Sublessor may, with or without notice of such election and with or without entry or other action by Sublessor, immediately terminate this Sublease, in Which event the Term of this Sublease shall end and all right, rifle, and interest of Subtenant hereunder shall expire; or

               (ii) Sublessor may enforce the provisions of this Sublease and may enforce and protect the rights of the Sublessor hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement herein or for the enforcement of any other appropriate legal or equitable remedy, including the recovery of all moneys due or to become due under any of the provisions of this Sublease.

          (c) If Sublessor elects to terminate Subtenants right to possession only without terminating this Sublease, Sublessor, at Sublessor's option, may enter into the Premises, remove Subtenant's signs and other evidences of tenancy, and take and hold possession thereof without such entry and possession terminating this Sublease or releasing Subtenant, in whole or in part, from Subtenant's obligation to pay Rent under this Sublease for the full Term, and in the case Sublessor elects to terminate the Sublease or to terminate possession only, Subtenant will immediately pay to Sublessor, if Sublessor so elects, a sum equal to the then present value (as defined in the following sentence) of the entire amount of the Rent specified in
     Section 9 of this Sublease for the remainder of the Term, plus any other sums then due under this Sublease, less the fair rental value of the Premises for such period. In calculating this sum, present value shall be computed on the basis of a discount rate of six percent per annum. In the alternative, upon and after entry into possession without termination of the Sublease, Sublessor will use its best efforts to relet all or any part of the Premises for Subtenant's account for such rent and for such time and upon such terms as Sublessor in Sublessor's sole discretion may determine. Sublessor will not be required to observe any instruction given by Subtenant about such reletting. Subtenant will, upon demand, pay the cost of Sublessor's expenses of the reletting. If the consideration collected by Sublessor upon any such reletting for Subtenant's account is not sufficient to pay monthly the full amount of the Rent due under this Sublease, together with the costs of Sublessor's expenses, Subtenant will pay to Sublessor the amount of each monthly deficiency upon demand.

          (d) Subtenant will pay upon demand all of Sublessor's costs, charges, and expenses, including reasonable attorneys' fees, and fees and expenses of agents and others retained by sublessor in any litigation, negotiation or transaction in which Sublessor seeks to enforce the terms or provisions of this sublease.

     22. Brokerage. Sublessor and Subtenant each represents to the other that except for the Staubach Company ("Sublessor's Broker") and Colliers Parrish International, Inc ("Subtenant's Broker")(collectively, the "Sublease Brokers"), no broker or other person had any part, or was instrumental in any way, in bringing about this Sublease. Sublessor agrees to pay the Sublessor's Broker for services rendered in connection with this Sublease pursuant to the Agreement (the "Broker Agreement") between Sublessor and the Sublessor's Broker. By its execution hereof Sublessor's Broker agrees to pay Subtenant's Broker one-half of Sublessor's Broker's commission. Sublessor and Subtenant each agree to indemnify, defend and hold harmless the other from and against, any claims made by any broker or any person, other than the Sublease Brokers, for a brokerage commission, finder's fee, or similar compensation, by reason of or in connection with this Sublease, and any loss, liability, damage, cost and expense (including, without limitation, reasonable attorneys' fees) in connection with such claims if such broker or other person had, or claimed to have, dealings with such party in bringing about this Sublease. The provisions of this Paragraph 22 shall survive the expiration or termination of this Sublease.

     23. Waiver of Jury Trial and Right to Counterclaim. Subtenant hereby waives all right to trial by jury in any summary or other action, proceeding or counterclaim arising out of or in any way connected with this Sublease. With the exception of any compulsory counterclaims, Subtenant also hereby waives all right to assert or interpose a counterclaim in any summary proceeding or other action or proceeding to recover or obtain possession of the Premises unless legally required to do so to preserve the claim.

     24. No Waiver. The failure of Sublessor to insist in any one or more cases upon the strict performance or observance of any obligation of Subtenant hereunder or to exercise any right or option contained herein shall not be construed as a waiver or relinquishment for the future of any such obligation of Subtenant or any right or option of Sublessor. Sublessor's receipt and acceptance of Base Rent or Additional Charges, or Sublessor's acceptance of performance of any other obligation by Subtenant, with knowledge of Subtenant's breach of any provision of this Sublease, shall not be deemed a waiver of such breach. No waiver by Sublessor of any term, covenant or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by Sublessor.

     25. Complete Agreement. There are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated orally or in any other manner other than by a written agreement executed by both parties.

     26. Successors and Assigns. The provisions of this Sublease, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns. In the event of any assignment or transfer of the leasehold estate under the Main Lease, the transferor or assignor, as the case may be, shall be and hereby is entirely relieved and freed of all obligations under this Sublease arising after the date of any such assignment or transfer, except that Sublessor shall not be relieved and freed of its payment obligations to Overlandlord under the Main Lease which payment obligations are greater than the payment obligations of Subtenant to Sublessor hereunder unless Overlandlord and Sublessor otherwise agree.

     27. Interpretation. Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the state where the Premises is located. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease to be drafted. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease unless otherwise expressly provided. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties may require. The word "person" as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or. entity. This Sublease may be executed in counterparts or with counterpart signature pages.

     28. Consent of Landlord Under Main Lease. This Sublease shall not be operative or effective for any purpose whatsoever unless and until Overlandlord shall have given its written consent as provided hereto and any conditions precedent with respect to such consent have been satisfied or waived. Sublessor shall have no obligation to satisfy any such conditions precedent provided, however, that Subtenant may, but shall not be obligated to, satisfy any such conditions precedent and Sublessor shall reasonably cooperate with Subtenant (at no cost or expense to Sublessor) in this regard.

     29. Holding Over. Subtenant shall pay Sublessor a sum for each day that Subtenant retains possession of the Premises or any part thereof after termination of this Sublease, by lapse of time or otherwise, equal to two (2) times the Rent payable hereunder, and Subtenant shall also pay damages consequential as well as direct, sustained by Sublessor by reason of such retention. Nothing in this Section contained, however, shall be construed or operate as a waiver of Sublessor's right of reentry or any other right of Sublessor under this Sublease or of Overlandlord under the Main Lease.

     30. Security Deposit. Subtenant agrees to deposit with Sublessor, upon the execution of this Sublease, $297,454.50 in cash (the "Cash Security Deposit" and $594,909.00 in the form of an irrevocable letter of credit issued by a bank acceptable to Sublessor in form and substance satisfactory to Sublessor (the "Letter of Credit") (the "Cash Security Deposit" and the "Letter of Credit" are sometimes hereinafter collectively referred to as the "Security Deposit"), which Security Deposit is security for the full and faithful performance by Subtenant of every term, provision, covenant, and condition of this Sublease. The Cash Security Deposit will be held by Sublessor, provided however, that Sublessor will have no obligation to segregate the amount from Sublessor's other funds. Upon the occurrence of a Default by Subtenant in respect to any of the terms, provisions, covenants, or conditions of this Sublease, including, but not limited to, payment of Rent, Sublessor may use, apply, or retain the whole or any part of the Cash Security Deposit so deposited for the payment of any such Rent in default, or for any other sum which Sublessor may expend or be required to expend by reason of Subtenant's Default, including without limitation, any damage or deficiency in the reletting of the Premises, whether such damage or deficiency accrued before or after any reentry by Sublessor. If any of the Cash Security Deposit is so used, Subtenant, on written demand by Sublessor, will promptly pay to Sublessor such additional sum as may be necessary to restore the deposit to the original amount set forth in this Section. In addition, upon the occurrence of a default by Subtenant in respect to any of the terms, provisions, covenants or conditions of this Sublease, including, but not limited to, payment of Rent, Sublessor may also draw on the Letter of Credit and apply such amount to the payment of any sum in default or any other sum which Sublessor may require or deem necessary to spend or incur by reason of Subtenant's default. In such event, Subtenant shall, upon demand, increase the Letter of Credit by the amount so applied to replenish the Letter of Credit. Notwithstanding the foregoing, in the event of a nonmonetary Default by Subtenant, Sublessor shall give Subtenant 48 hours advance written notice prior to using any portion of the Security Deposit. The Letter of Credit shall be payable to Sublessor or its successors and assigns and have an expiration date no earlier than the one-year anniversary of the Commencement Date and be automatically renewable for consecutive one year periods through and including the Expiration Date. If not renewed at least thirty (30) days prior to the end of each such one-year period, Sublessor shall be permitted to draw the full amount of the Letter of Credit. The Letter of Credit shall expressly provide, among other things, that Sublessor may draw under it by presentation of a sight draft and a written certification by Sublessor that Sublessor is then entitled to draw the amount of the draft. Sublessor's right to draw upon the Cash Security Deposit and/or the Letter of Credit shall be cumulative, and Sublessor shall be entitled to draw upon either or both, and shall not be required to deplete either portion of the Security Deposit before proceeding to draw on the other portion of the Security Deposit. Provided Subtenant is not in material default of this Sublease, the principal sum of the Letter of Credit shall be reduced by fifty (50%) on the first day of the thirteenth (13th ) month of the Sublease Term. If Subtenant fully and faithfully complies with all of the terms, provisions covenants, and conditions of this Sublease, the Cash Security Deposit, or any balance thereof will be returned to Subtenant after the last to occur of the following:

          (a)  the time fixed as the expiration of the Term of this Sublease;

          (b) the surrender of the Premises by Subtenant to Sublessor in accordance with this Sublease;

          (c) the receipt of Sublessor of all sums due pursuant to the Sublease. Except as otherwise required by law, Subtenant will not be entitled to any interest on such Cash Security Deposit.

     31. Counterparts. This Sublease may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

     32. No Offer. The submission of this Sublease shall not be deemed to be an offer, an acceptance, or a reservation of the Premises; and Sublessor shall not be bound hereby until Sublessor has delivered to Subtenant a fully executed copy of this Sublease, signed by both of the parties on the last page of this Sublease in the spaces herein provided. Until such delivery, Sublessor reserves the right to exhibit and lease the Premises to other prospective tenants.

     33. Hazardous Materials. Subtenant shall comply with any and all EnvLaws. Subtenant shall not (a) cause, permit or allow the presence of any Hazardous Substance on the Premises, or (b) conduct or authorize the use, generation, release, transportation, storage, treatment or disposal of Hazardous Substances at the Premises.

     34. Signage. Subject to the prior consent of Sublessor and Overlandlord and provided all such signage complies with all applicable governmental laws, ordinances, rules or regulations, does not cause any structural damage or other damage to the Building, does not violate any existing restrictions affecting the Building, and is compatible with the architecture of the Building and the landscaped are adjacent thereto, Subtenant shall have the right to install, as Subtenant's sole cost and expense: (a) door signage at the entrance to the Premises; and (b) a monument sign and directional signage. Subtenant shall remove all signage from the Premises at the end of the Term.

     35. Parking. Subtenant shall have the non-exclusive right to the parking spaces allocated to the Premises at a ratio of approximately 4 parking space to 1,000 rentable square feet of Premises at no additional charge. Subtenant, its agents, employees, invitees and contractors shall comply with Building rules and regulations applicable to use of the parking areas.



     37. Rules and Regulations; Common Areas. Subtenant shall comply with all reasonable rules and regulations and all subsequent amendments and modifications established by Sublessor or Overlandlord with respect to the Building and common areas thereof; and shall cause its employees, customers, contractors, agents and invitees to so comply. Without liability to Subtenant and without effecting an eviction or disturbance of Subtenant's use or possession or giving rise to any claim for set-offs or abatement of Rent, and without imposing any obligation on Sublessor or Overlandlord to undertake any of the same, Sublessor (or Overlandlord, as the case may be) shall have the right to: (a) make changes, repairs, additions or alterations to the common areas of the Building, including without limitation changes in the location, size, shape-and number of driveways, entrances, parking areas, loading areas, ingress/egress, direction of traffic, landscaped areas and walkways and changes in the arrangement or location of entrances or passageways, doors and doorways, corridors, stairs, toilets or other public parts of the Building; (b) close any of the common areas for maintenance purposes, including entrances, doors, corridors or other facilities;
(c) perform any acts related to the safety, protection, preservation, reletting or improvement of the Building; (d) change the name or street address of the Building or suite number of the Premises; (e) to require all persons entering or leaving the Building to identify themselves to security personnel by registration or otherwise; and (f) to close the Building after-hours and on week-ends.

     IN WITNESS WHEREOF, Sublessor and Subtenant have executed this Sublease as of the day and year first above written.


                   SUBLESSOR:    FIRST DATA MERCHANT SERVICES CORPORATION, a
                                 Florida corporation

                                 By: /s/ David Schlapbach
                                    ---------------------------------------
                                 Name: David Schlapbach
                                      -------------------------------------
                                 Title:  Assistant Secretary
                                       ------------------------------------

                   SUBTENANT:    SOFTWARE.NET CORPORATION, a California
                                 corporation

                                 By: /s/ Michael J. Praisner
                                    ---------------------------------------
                                 Name: Michael J. Praisner
                                      -------------------------------------
                                 Title:  CFO
                                        -----------------------------------


The undersigned Sublease Brokers join in this Lease for purposes of agreeing to be bound by the provisions of Paragraph 22 hereof.

THE STABAUCH COMPANY                        COLLIER'S PARISH INTERNATIONAL, INC.

By:  /s/ Anthony Lautmann                   By:  /s/ Robert Shepherd
   ---------------------------------           ---------------------------------
Name:  Anthony Lautmann                     Name:  Robert Shepherd
     -------------------------------             -------------------------------
Title:  President, NW Corp Svcs             Title:  Senior Vice President
      ------------------------------              ------------------------------
                                      15

ACKNOWLEDGED AND CONSENTED TO:

          Sunnyvale Partners Limited Partnership, landlord under the Main Lease, hereby consents to the sublease of the Premises described in the foregoing Sublease and confirms that the consent given hereby satisfies the requirements for landlord's consent of the subletting of the Premises set forth in the Main Lease.

                                          SUNNYVALE PARTNERS LIMITED PARTNERSHIP

                                          By:     /s/ James G. Martell
                                             -----------------------------------
                                          Name:   James G. Martell
                                               ---------------------------------
                                          Title:  President Ridge Sunnyvale Inc.
                                                --------------------------------
                                                  President

                                   EXHIBIT A

                                 THE MAIN LEASE
                                 --------------


                                      17